                                                                    EXHIBIT 10.1

--------------------------------------------------------------------------------

                                  $155,000,000

                           SECOND AMENDED AND RESTATED
                         SENIOR SECURED CREDIT AGREEMENT

                                      among

                         DAY INTERNATIONAL GROUP, INC.,
                                  as Borrower,

                               The Several Lenders
                        from Time to Time Parties Hereto,

                            LEHMAN BROTHERS INC. and
                         BANC ONE CAPITAL MARKETS, INC.,
                            as Joint Lead Arrangers,

                                  BANK ONE, NA,
                              as Syndication Agent,

                               NATIONAL CITY BANK,
                             as Documentation Agent,

                                       and

                          LEHMAN COMMERCIAL PAPER INC.,
                             as Administrative Agent

                         Dated as of September 16, 2003

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                      PAGE
Section 1.        DEFINITIONS....................................................................       1

         1.1      DEFINED TERMS..................................................................       1

         1.2      OTHER DEFINITIONAL PROVISIONS..................................................      26

Section 2.        AMOUNT AND TERMS OF COMMITMENTS................................................      27

         2.1      TERM LOAN COMMITMENTS..........................................................      27

         2.2      PROCEDURE FOR TERM LOAN BORROWINGS.............................................      27

         2.3      REPAYMENT OF TERM LOANS........................................................      28

         2.4      REVOLVING CREDIT COMMITMENTS...................................................      30

         2.5      PROCEDURE FOR REVOLVING CREDIT BORROWING.......................................      30

         2.6      SWING LINE COMMITMENT..........................................................      31

         2.7      PROCEDURE FOR SWING LINE BORROWING; REFUNDING OF SWING LINE LOANS..............      31

         2.8      REPAYMENT OF LOANS; EVIDENCE OF DEBT...........................................      33

         2.9      COMMITMENT FEES, ETC. .........................................................      34

         2.10     TERMINATION OR REDUCTION OF REVOLVING CREDIT COMMITMENTS.......................      34

         2.11     OPTIONAL PREPAYMENTS...........................................................      34

         2.12     MANDATORY PREPAYMENTS..........................................................      34

         2.13     CONVERSION AND CONTINUATION OPTIONS............................................      36

         2.14     MINIMUM AMOUNTS AND MAXIMUM NUMBER OF EUROCURRENCY TRANCHES....................      37

         2.15     INTEREST RATES AND PAYMENT DATES...............................................      37

         2.16     COMPUTATION OF INTEREST AND FEES...............................................      38

         2.17     INABILITY TO DETERMINE INTEREST RATE...........................................      38

         2.18     pro rata TREATMENT AND PAYMENTS................................................      39

         2.19     REQUIREMENTS OF LAW............................................................      41

         2.20     TAXES..........................................................................      43

         2.21     INDEMNITY......................................................................      44

         2.22     ILLEGALITY.....................................................................      45

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                                TABLE OF CONTENTS
                                   (CONTINUED)

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
         2.23     CERTAIN RULES RELATING TO THE PAYMENT OF ADDITIONAL AMOUNTS....................      45

Section 3.        LETTERS OF CREDIT..............................................................      47

         3.1      L/C COMMITMENT.................................................................      47

         3.2      PROCEDURE FOR ISSUANCE OF LETTER OF CREDIT.....................................      47

         3.5      REIMBURSEMENT OBLIGATION OF THE BORROWER.......................................      49

         3.6      OBLIGATIONS ABSOLUTE...........................................................      50

         3.7      LETTER OF CREDIT PAYMENTS......................................................      50

         3.8      APPLICATIONS...................................................................      50

Section 4.        REPRESENTATIONS AND WARRANTIES.................................................      50

         4.1      FINANCIAL CONDITION............................................................      50

         4.2      NO CHANGE......................................................................      51

         4.3      CORPORATE EXISTENCE; COMPLIANCE WITH LAW.......................................      51

         4.4      CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS........................      52

         4.5      NO LEGAL BAR...................................................................      52

         4.6      NO MATERIAL LITIGATION.........................................................      52

         4.7      NO DEFAULT.....................................................................      52

         4.8      OWNERSHIP OF PROPERTY; LIENS...................................................      53

         4.9      INTELLECTUAL PROPERTY..........................................................      53

         4.10     TAXES..........................................................................      53

         4.11     FEDERAL REGULATIONS............................................................      53

         4.12     LABOR MATTERS..................................................................      53

         4.13     ERISA..........................................................................      54

         4.14     INVESTMENT COMPANY ACT; OTHER REGULATIONS......................................      54

         4.15     SUBSIDIARIES...................................................................      54

         4.16     USE OF PROCEEDS................................................................      54

         4.17     ENVIRONMENTAL MATTERS..........................................................      54

         4.18     ACCURACY OF INFORMATION, ETC. .................................................      56

                                       ii

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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                      PAGE
         4.19     COLLATERAL.....................................................................      56

         4.20     SOLVENCY.......................................................................      57

         4.21     REGULATION H...................................................................      57

         4.22     OWNERSHIP OF STOCK.............................................................      57

         4.23     SENIOR INDEBTEDNESS............................................................      57

         4.24     MORTGAGED PROPERTY.............................................................      57

Section 5.        CONDITIONS PRECEDENT...........................................................      57

         5.1      CONDITIONS TO INITIAL EXTENSION OF CREDIT......................................      57

         5.2      CONDITIONS TO EACH EXTENSION OF CREDIT.........................................      60

Section 6.        AFFIRMATIVE COVENANTS..........................................................      61

         6.1      FINANCIAL STATEMENTS...........................................................      61

         6.2      CERTIFICATES; OTHER INFORMATION................................................      61

         6.3      PAYMENT OF OBLIGATIONS.........................................................      62

         6.4      CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE, ETC. ........................      63

         6.5      MAINTENANCE OF PROPERTY; INSURANCE.............................................      63

         6.6      INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS.........................      63

         6.7      NOTICES........................................................................      63

         6.8      ENVIRONMENTAL LAWS.............................................................      64

         6.9      ADDITIONAL COLLATERAL, ETC. ...................................................      64

Section 7.        NEGATIVE COVENANTS.............................................................      67

         7.1      FINANCIAL CONDITION COVENANTS..................................................      67

         7.2      LIMITATION ON INDEBTEDNESS.....................................................      70

         7.3      LIMITATION ON LIENS............................................................      73

         7.4      LIMITATION ON FUNDAMENTAL CHANGES..............................................      75

         7.5      LIMITATION ON SALES OF ASSETS..................................................      75

         7.6      LIMITATION ON DIVIDENDS........................................................      76

         7.7      LIMITATION ON CAPITAL EXPENDITURES.............................................      76

                                      iii

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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                      PAGE
         7.8      LIMITATION ON INVESTMENTS, LOANS AND ADVANCES..................................      76

         7.9      LIMITATION ON OPTIONAL PAYMENTS AND MODIFICATIONS OF DEBT INSTRUMENTS, ETC. ...      78

         7.10     LIMITATION ON TRANSACTIONS WITH AFFILIATES.....................................      79

         7.11     LIMITATION ON SALES AND LEASEBACKS.............................................      80

         7.12     LIMITATION ON CHANGES IN FISCAL PERIODS........................................      80

         7.13     LIMITATION ON NEGATIVE PLEDGE CLAUSES..........................................      80

         7.14     LIMITATIONS ON CURRENCY AND COMMODITY HEDGING TRANSACTIONS.....................      81

         7.15     LIMITATION ON LINES OF BUSINESS................................................      81

         7.16     LIMITATION ON RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS.........................      81

Section 8.        EVENTS OF DEFAULT..............................................................      81

Section 9.        THE AGENTS.....................................................................      84

         9.1      APPOINTMENT....................................................................      84

         9.2      DELEGATION OF DUTIES...........................................................      85

         9.3      EXCULPATORY PROVISIONS.........................................................      85

         9.4      RELIANCE BY AGENTS.............................................................      85

         9.5      NOTICE OF DEFAULT..............................................................      86

         9.6      NON-RELIANCE ON THE AGENTS AND OTHER LENDERS...................................      86

         9.7      INDEMNIFICATION................................................................      86

         9.8      AGENT IN ITS INDIVIDUAL CAPACITY...............................................      87

         9.9      SUCCESSOR ADMINISTRATIVE AGENT.................................................      87

         9.10     AUTHORIZATION TO RELEASE LIENS AND GUARANTEES..................................      88

         9.11     THE ARRANGERS; THE SYNDICATION AGENT; THE DOCUMENTATION AGENT..................      88

Section 10.       MISCELLANEOUS..................................................................      88

         10.1     AMENDMENTS AND WAIVERS.........................................................      88

         10.2     NOTICES........................................................................      89

                                       iv

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                                TABLE OF CONTENTS
                                   (CONTINUED)

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
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
         10.3     NO WAIVER; CUMULATIVE REMEDIES.................................................      90

         10.4     SURVIVAL OF REPRESENTATIONS AND WARRANTIES.....................................      90

         10.5     PAYMENT OF EXPENSES............................................................      91

         10.6     SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS.........................      92

         10.7     ADJUSTMENTS; SET-OFF...........................................................      95

         10.8     COUNTERPARTS...................................................................      96

         10.9     SEVERABILITY...................................................................      96

         10.10    INTEGRATION....................................................................      96

         10.11    GOVERNING LAW..................................................................      96

         10.12    SUBMISSION TO JURISDICTION; WAIVERS............................................      96

         10.13    ACKNOWLEDGEMENTS...............................................................      97

         10.14    WAIVERS OF JURY TRIAL..........................................................      97

         10.15    CONFIDENTIALITY................................................................      97

         10.16    Release of Collateral and Guarantee Obligations................................      98

         10.17    Accounting Changes.............................................................      98

         10.18    Delivery of Lender Addenda.....................................................      99

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                      PAGE
ANNEXES:

A          Pricing Grid

SCHEDULES:

1.1B       Mortgaged Property

4.4        Consents, Authorizations, Filings and Notices

4.9        Material Claims Regarding Intellectual Property

4.10       Tax Matters

4.15       Subsidiaries

4.17       Environmental Matters

4.19(a)    UCC Financing Statements to Remain on File

4.19(b)    Mortgage Filing Jurisdictions

7.2(e)     Existing Indebtedness

7.3(f)     Existing Liens

7.8(h)     Investments

7.10(a)    Management Agreements

7.10(b)    Permitted Transactions with Affiliates

EXHIBITS:

A          Form of Second Amended and Restated Patent and Trademark Security Agreement

B          Form of Borrowing Notice

C          Form of Compliance Certificate

D          Form of Second Amended and Restated Guarantee and Collateral Agreement

E-1        Form of Tranche A Term Note

E-2        Form of Tranche B Term Note

E-3        Form of Revolving Credit Note

E-4        Form of Swing Line Note

F          Form of Exemption Certificate

G          Form of Closing Certificate

H          Form of Legal Opinion of Stroock & Stroock & Lavan LLP

I          Form of Assignment and Acceptance

J          Form of Lender Addendum

K          Form of Prepayment Option Notice

A copy of the Schedules and Exhibits will be furnished supplementally to the Commission upon request.

                  SECOND AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT, dated as of September 16, 2003, among DAY INTERNATIONAL GROUP, INC., a Delaware corporation (the "BORROWER"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "LENDERS"), LEHMAN BROTHERS INC., as sole advisor, sole bookrunner and joint lead arranger, and BANC ONE CAPITAL MARKETS, INC., as joint lead arranger (together in such capacities, the "ARRANGERS"), BANK ONE, NA, as syndication agent (in such capacity, the "SYNDICATION AGENT"), NATIONAL CITY BANK, as documentation agent (in such capacity, the "DOCUMENTATION AGENT"), and LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT").

                              W I T N E S S E T H:

                  WHEREAS, the Borrower, certain of the Lenders, Banc One Capital Markets, Inc., as successor to SG Cowen Securities Corporation, as advisor and arranger, and Bank One, NA, as successor to Societe Generale, as administrative agent (in such capacity, the "EXISTING ADMINISTRATIVE AGENT"), are parties to the Amended and Restated Senior Secured Credit Agreement, dated as of October 19, 1999 (as amended, the "EXISTING CREDIT AGREEMENT");

                  WHEREAS, to provide funds to (i) refinance the Existing Notes (as defined below), (ii) refinance the existing Loans outstanding under the Existing Credit Agreement (the "EXISTING LOANS") and (iii) finance working capital and other general corporate needs of the Borrower and its Subsidiaries, the Borrower has requested that the Lenders agree to amend and restate the Existing Credit Agreement;

                  WHEREAS, the Lenders are willing to amend and restate the Existing Credit Agreement upon and subject to the terms and conditions hereinafter set forth;

                  WHEREAS, all indebtedness and commitments under the Existing Credit Agreement, as amended and restated in connection with this Agreement, will be continued under this Agreement and all obligations of the Loan Parties under the Loan Documents (as such terms are defined herein) and all Liens created under the Loan Documents will be continued, amended and restated as provided herein and therein and will not be cancelled or discharged;

                  NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

         Section 1. DEFINITIONS.

                  1.1 DEFINED TERMS. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this
Section 1.1.

                  "ACCOUNT": as defined in the Uniform Commercial Code as in effect in the State of New York.

                  "ADJUSTMENT DATE": as defined in the Pricing Grid.

                  "AFFECTED EUROCURRENCY LOANS": as defined in Section 2.22.

                  "AFFILIATE": as to any Person, any other Person (other than a Wholly Owned Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "AGENTS": the collective reference to the Syndication Agent, the Documentation Agent and the Administrative Agent.

                  "AGGREGATE EXPOSURE": with respect to any Lender, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender's Commitments and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of such Lender's Term Loans and (ii) the amount of such Lender's Revolving Credit Commitment or, if the Revolving Credit Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit.

                  "AGGREGATE EXPOSURE PERCENTAGE": with respect to any Lender, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure to the Aggregate Exposure of all Lenders.

                  "AGREEMENT": this Second Amended and Restated Senior Secured Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "ALTERNATIVE CURRENCY": any freely available currency that is freely transferable and freely convertible into Dollars and requested by the Borrower and acceptable to the Issuing Lender and the Administrative Agent.

                  "ALTERNATIVE CURRENCY L/C EXPOSURE": at any time, the Assigned Dollar Value of the aggregate undrawn amount of all outstanding Letters of Credit denominated in an Alternative Currency at such time.

                  "APPLICABLE MARGIN": for each Type of Loan under each Facility, the rate per annum set forth opposite such Facility under the relevant column heading below:

                                         Base Rate                      Eurocurrency
                                           Loans                           Loans
                                         ---------                      ------------
Revolving Credit Facility                  2.75%                           3.75%
(including Swing Line Loans)
Tranche A Term Loan Facility               2.75%                           3.75%
Tranche B Term Loan Facility               3.50%                           4.50%

provided, that on and after the first Adjustment Date occurring after March 31, 2004, the Applicable Margin with respect to Revolving Credit Loans, Swing Line Loans and Tranche A Term Loans will be determined pursuant to the Pricing Grid.

                  "APPLICATION": an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

                  "ASSET SALE": any Disposition of Property or series of related Dispositions of Property (excluding any such Disposition permitted by clause
(a), (b), (c), (d), (g), (h) or (i) of Section 7.5) which yields gross proceeds to the Borrower or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds as determined by the Board of Directors of the Borrower in good faith) in excess of $250,000.

                  "ASSIGNED DOLLAR VALUE": (a) in respect of the undrawn amount of any Letter of Credit denominated in an Alternative Currency, the Dollar Equivalent thereof determined based upon the applicable Spot Exchange Rate as of
(i) the date of issuance of such Letter of Credit, until the first Calculation Date thereafter and (ii) thereafter, the most recent Calculation Date and (b) in respect of a Reimbursement Obligation denominated in an Alternative Currency, the Dollar Equivalent thereof determined based upon the applicable Spot Exchange Rate as of the date such Reimbursement Obligation was incurred.

                  "ASSIGNEE": as defined in Section 10.6(c).

                  "ASSIGNOR": as defined in Section 10.6(c).

                  "AVAILABLE REVOLVING CREDIT COMMITMENT": as to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Credit Commitment over (b) such Lender's Revolving Extensions of Credit; provided, that in calculating any Lender's Revolving Extensions of Credit for the purpose of determining such Lender's Available Revolving Credit Commitment pursuant to Section 2.9(a), the aggregate principal amount of Swing Line Loans then outstanding shall be deemed to be zero.

                  "BASE RATE": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Base Rate due to a change in the Prime Rate actually available or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "BASE RATE LOANS": Loans the rate of interest applicable to which is based upon the Base Rate.

                  "BOARD": the Board of Governors of the Federal Reserve System of the United States (or any successor).

                  "BORROWING DATE": the Closing Date and any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

                  "BORROWING NOTICE": with respect to any request for borrowing of Loans hereunder, a notice from the Borrower, substantially in the form of, and containing the information prescribed by, Exhibit B, delivered to the Administrative Agent.

                  "BUSINESS": as defined in Section 4.17.

                  "BUSINESS DAY": (i) for all purposes other than as covered by clause (ii) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and
(ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurocurrency Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar or Euro, as applicable, deposits in the interbank eurocurrency market.

                  "CALCULATION DATE": the last Business Day of each calendar month.

                  "CAPITAL EXPENDITURES": for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be included as capital expenditures under GAAP on a consolidated cash flow statement of such Person and its Subsidiaries.

                  "CAPITAL LEASE OBLIGATIONS": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "CAPITAL STOCK": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "CASH EQUIVALENTS": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States, in each case maturing within 397 days from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-2 by Standard & Poor's Ratings Services ("S&P") or P-2 by Moody's Investors Service, Inc. ("MOODY'S"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within 270 days from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of 397 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or
(g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

                  "CHANGE OF CONTROL": the occurrence of any of the following events: (i) the GSCP Group shall in the aggregate beneficially, directly or indirectly, own shares of Capital Stock having less than 51% of the total voting power of all of the outstanding Capital Stock of the Borrower, (ii) one or more members of the GSCP Group shall not have the power (whether or not exercised), by virtue of directly or indirectly owning shares of the Capital Stock of the Borrower or by contract or otherwise, to elect or cause the election of a majority of the board of directors of the Borrower or (iii) a "Change of Control" as defined in the Senior Subordinated Note Indenture, the Exchange Debenture Indenture, the Senior Preferred Stock Certificate of Designation or the Preference Stock Certificate of Designation shall have occurred at a time when any principal amount of Indebtedness is outstanding under such Indenture or any Senior Preferred Stock or Preference Stock is issued and outstanding.

                  "CLOSING DATE": the date on which the conditions precedent set forth in Section 5.1 of this Agreement shall have been satisfied, which date is September 16, 2003.

                  "CODE": the Internal Revenue Code of 1986, as amended from time to time.

                  "COLLATERAL": all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

                  "COMMITMENT": as to any Lender, the sum of the Tranche A Term Loan Commitment, Tranche B Term Loan Commitment and the Revolving Credit Commitment of such Lender.

                  "COMMITMENT FEE RATE": 1/2 of 1% per annum.

                  "COMMONLY CONTROLLED ENTITY": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section

4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Sections 414(m) and (o) of the Code.

                  "COMPLIANCE CERTIFICATE": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit C.

                  "CONFIDENTIAL INFORMATION MEMORANDUM": the Confidential Information Memorandum dated August 2003 and furnished to the initial Lenders in connection with the syndication of the Facilities.

                  "CONSOLIDATED CURRENT ASSETS": at any date, all amounts (other than cash and Cash Equivalents) which would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

                  "CONSOLIDATED CURRENT LIABILITIES": at any date, all amounts which would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of the Borrower and its Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Credit Loans or Swing Line Loans to the extent otherwise included therein.

                  "CONSOLIDATED EBITDA": for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales or write-downs of assets outside of the ordinary course of business), (f) any other non-cash expenses and charges, (g) non-cash provisions and reserves for discontinued operations, (h) any loss accounted for by the equity method of accounting, (i) cash payments made to the Sponsors permitted by Section 7.10 for the rendering of management, consulting or financial advisory services, [Omitted*] and minus, to the extent included in the statement of such


* The omitted text has been filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

 Consolidated Net Income for such period, the sum of (a) interest income [Omitted*], (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other non-cash income, all as determined on a consolidated basis.

                  "CONSOLIDATED FIXED CHARGE COVERAGE RATIO": for any period, the ratio of (a) Consolidated EBITDA for such period less the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such period on account of Capital Expenditures to (b) Consolidated Fixed Charges for such period.

                  "CONSOLIDATED FIXED CHARGES": for any period, the sum (without duplication) of (i) Consolidated Interest Expense for such period, (ii) the aggregate amount paid, or required to be paid, by the Borrower or any of its Subsidiaries in respect of income taxes during such period (net of tax credits and benefits, including tax benefits from net operating losses) on a consolidated basis in respect of such period and (iii) scheduled payments paid or payable during such period on account of principal of Indebtedness of the Borrower or any of its Subsidiaries (including scheduled principal payments in respect of the Term Loans); provided, that for any period of four consecutive fiscal quarters of the Borrower commencing prior to the Closing Date, income taxes and scheduled payments made on account of principal of Indebtedness shall be calculated on a pro forma basis as if the Pro Forma Events had occurred on the first day of such period.

                  "CONSOLIDATED INTEREST COVERAGE RATIO": for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

                  "CONSOLIDATED INTEREST EXPENSE": for any period, the excess of
(a) total cash interest expense (including that attributable to Capital Lease Obligations) of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Protection Agreements to the extent such commissions, discounts, fees, charges and net costs are allocable to such period in accordance with GAAP, but excluding all amortization and write-off of financing costs) over (b) interest income of the Borrower and its consolidated Subsidiaries for such period; provided, that Consolidated Interest Expense for any period of four consecutive fiscal quarters of the Borrower commencing prior to the Closing Date shall be calculated, on a pro forma basis, as if the Loans incurred pursuant to the Pro Forma Events had been incurred on the first day of such period and had been outstanding throughout such period and the interest rate applicable to such Loans during the period ending prior to the Closing Date had been equal to the blended average interest rate applicable to such Loans under this Agreement during such period.

                  "CONSOLIDATED LEVERAGE RATIO": as at the last day of any period of four consecutive fiscal quarters, the ratio of (a) Consolidated Total Debt on such day to (b)


* The omitted text has been filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Consolidated EBITDA for such period; provided that for purposes of calculating Consolidated EBITDA of the Borrower and its Subsidiaries for any period, the Consolidated EBITDA of any Person acquired by the Borrower or its Subsidiaries during such period shall be included on a pro forma basis for such period (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period) if the consolidated balance sheet of such acquired Person and its consolidated Subsidiaries as at the end of the period preceding the acquisition of such Person and the related consolidated statements of income and stockholders' equity and of cash flows for the period in respect of which Consolidated EBITDA is to be calculated (i) have been previously provided to the Administrative Agent and (ii) either (A) have been reported on without a qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized standing or (B) have been found reasonably acceptable by the Administrative Agent.

                  "CONSOLIDATED NET INCOME": for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

                  "CONSOLIDATED SENIOR DEBT": at any date, all Consolidated Total Debt of the Borrower other than Subordinated Debt of the Borrower on such date.

                  "CONSOLIDATED SENIOR DEBT RATIO": as of the last day of any period of four consecutive fiscal quarters, the ratio of (a) Consolidated Senior Debt of the Borrower on such day to (b) Consolidated EBITDA of the Borrower and its Subsidiaries for such period.

                  "CONSOLIDATED TOTAL DEBT": at any date, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries on such date, determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED WORKING CAPITAL": at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

                  "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

                  "CONTROL INVESTMENT AFFILIATE": as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "DAY INTERNATIONAL, INC.": Day International, Inc., a Delaware corporation.

                  "DEFAULT": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "DISPOSITION": with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms "DISPOSE" and "DISPOSED OF" shall have correlative meanings.

                  "DOLLAR EQUIVALENT": with respect to an amount of any Tranche A Term Loan denominated in Euros or any Letter of Credit denominated in an Alternative Currency on any date, the amount of Dollars that are required to purchase such amount of Euros or such amount of such Alternative Currency, as the case may be, at the Spot Exchange Rate with respect to Euros or such Alternative Currency on such date.

                  "DOLLARS" and "$": dollars in lawful currency of the United States of America.

                  "DOMESTIC SUBSIDIARY": any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States of America.

                  "ECF PERCENTAGE": 75%; provided, that with respect to any fiscal year of the Borrower ending on or after December 31, 2004, the ECF Percentage shall be reduced to 50% if the Consolidated Leverage Ratio as of the last day of such fiscal year is not greater than 2.5 to 1.0.

                  "ENVIRONMENTAL LAWS": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, legally binding requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of the environment, as now or may at any time hereafter be in effect.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "EURO" and "(euro)": the single currency of the European Union as constituted by the Treaty on European Union and as referred to in legislation regarding the European and Monetary Union.

                  "EUROCURRENCY BASE RATE": with respect to each day during each Interest Period, the rate per annum determined on the basis of the rate for deposits in Dollars or Euros, as applicable, for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on the applicable page of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on the applicable page of the Telerate screen (or otherwise on such screen), the "EUROCURRENCY BASE RATE" for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurocurrency rates as may be selected by the Administrative Agent.

                  "EUROCURRENCY LOANS": Loans the rate of interest applicable to which is based upon the Eurocurrency Rate.

                  "EUROCURRENCY RATE": with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                             EUROCURRENCY BASE RATE
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

                  "EUROCURRENCY RESERVE REQUIREMENTS": for any day as applied to a Eurocurrency Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

                  "EUROCURRENCY TRANCHE": the collective reference to Eurocurrency Loans of the same currency, the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "EVENT OF DEFAULT": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "EXCESS CASH FLOW": for any period, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such period (excluding, for purposes of this definition, any contribution to such Consolidated Net Income resulting from a Recovery Event), (ii) an amount equal to the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital for such period, (iv) an amount equal to the aggregate net non-cash loss on the Disposition of Property by the Borrower and its Subsidiaries during such period (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income and (v) the net increase during such period (if any) in deferred tax accounts of the Borrower over (b) the sum, without duplication, of
(i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such period on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures pursuant to Sections 7.2(c) and (d) and any such expenditures financed with the proceeds of any Recovery Event), (iii) the aggregate amount of all prepayments of Revolving Credit Loans and Swing Line Loans during such period to the extent accompanying permanent optional reductions of the Revolving Credit Commitments and all optional prepayments of the Term Loans during such period, (iv) the aggregate amount of all regularly scheduled principal payments, optional prepayments and mandatory prepayments pursuant to Section 2.12(c) (or any comparable provision of any other Funded Debt) of Funded Debt (including, without limitation, the Term Loans) of the Borrower and its Subsidiaries made during such period (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (v) increases in Consolidated Working Capital for such period, (vi) an amount equal to the aggregate net non-cash gain on the Disposition of Property by the Borrower and its Subsidiaries during such period (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income, (vii) any investment made in accordance with Sections 7.8(g), (m) and (o) hereof, and (viii) the net decrease during such period (if any) in deferred tax accounts of the Borrower.

                  "EXCESS CASH FLOW APPLICATION DATE": as defined in Section 2.12(c).

                  "EXCHANGE DEBENTURE INDENTURE": the Indenture dated as of March 18, 1998 entered into by the Borrower and Day International, Inc. with The Bank of New York, as trustee, in connection with the issuance of the Subordinated Exchange Debentures, as the same may be amended, supplemented or modified from time to time in accordance with Section 7.9.

                  "EXCLUDED FOREIGN SUBSIDIARY": any Foreign Subsidiary with respect to which, pursuant to Section 6.9(d), shares of its Capital Stock having no more than 65% of the aggregate voting power of all of its Capital Stock is required to be pledged to secure the Obligations.

                  "EXISTING ADMINISTRATIVE AGENT": as defined in the recitals hereto.

                  "EXISTING CREDIT AGREEMENT": as defined in the recitals hereto.

                  "EXISTING INDENTURE": the Indenture, dated as of June 6, 1995, among the Borrower, as issuer, Day International, Inc., as guarantor, and American Bank National Association, as trustee, as the same may be amended from time to time in accordance with Section 7.9.

                  "EXISTING LOANS": as defined in the recitals hereto.

                  "EXISTING NOTES": the registered 11 1/8% senior notes due 2005 issued by the Borrower on December 5, 1995 (in exchange for the unregistered 11 1/8% senior notes due 2005 issued by the Borrower on June 6, 1995) pursuant to the Existing Indenture.

                  "EXISTING POLICIES: as defined in Section 5.1(q).

                  "FACILITY": each of (a) the Tranche A Term Loan Commitments and the Tranche A Term Loans made thereunder (the "TRANCHE A TERM LOAN FACILITY"), (b) the Tranche B Term Loan Commitments and the Tranche B Term Loans made thereunder (the "TRANCHE B TERM LOAN FACILITY") and (c) the Revolving Credit Commitments and the extensions of credit made thereunder (the "REVOLVING CREDIT FACILITY").

                  "FEDERAL FUNDS EFFECTIVE RATE": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

                  "FLORIDA PROPERTY": the Borrower's real property located at 201 Valentine Way, Longwood, Florida 32750.

                  "FOREIGN SUBSIDIARY": any Subsidiary of the Borrower that is not a Domestic Subsidiary.

                  "FUNDED DEBT": as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including, without limitation, all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, all Indebtedness in respect of the Loans.

                  "FUNDING OFFICE": the office of the Administrative Agent set forth in Section 10.2 or as specified from time to time by the Administrative Agent as its funding office by notice to the Borrower and the Lenders.

                  "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time, except that for purposes of Sections 2.12(c) and 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered pursuant to Section 4.1(b) and except for the adoption on July 1, 2003 of Statement of Financial Accounting Standards No. 150, "Accounting for Certain Instruments with Characteristics of Both Liabilities and Equity" ("FAS 150").

                  "GOVERNMENTAL AUTHORITY": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including, without limitation, the National Association of Insurance Commissioners).

                  "GSCP GROUP": Greenwich Street Capital Partners, L.P., Greenwich Street Capital Offshore Fund, Ltd., Soros Private Equity Partners, L.P., Quantum Industrial Partners LLC, SFM Domestic Investments LLC, The Travelers Insurance Company, The Travelers Life and Annuity Company, TRV Employees Fund, Inc., Smith Barney Holdings Inc., SG Capital Partners LLC and their respective Affiliates; any other investment fund or vehicle managed or sponsored by Greenwich Street Capital Partners, Inc., The Travelers Insurance Company, Quantum Industrial Partners LLC, SFM Domestic Investments LLC, The Travelers Life and Annuity Company, Smith Barney Holdings Inc., SG Capital Partners LLC or any of their respective Affiliates.

                  "GUARANTEE AND COLLATERAL AGREEMENT": the Second Amended and Restated Guarantee and Collateral Agreement to be executed and delivered by the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit D, as the same may be amended, supplemented or otherwise modified from time to time.

                  "GUARANTEE OBLIGATION": as to any Person (the "GUARANTEEING PERSON"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "PRIMARY OBLIGATIONS") of any other third Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any such obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "INDEBTEDNESS": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade liabilities incurred in the ordinary course of such Person's business, whether or not evidenced by notes), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments,
(d) all
indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party under acceptance, letter of credit or similar facilities, (g) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (f) above;
(h) all obligations of the kind referred to in clauses (a) through (g) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, (i) for the purposes of Section 8(e) only, all obligations of such Person in respect of Interest Rate Protection Agreements, Permitted Hedging Arrangements, and Interest Hedge Agreements and (j) for purposes of Section 7.2 only, the liquidation value of any mandatorily redeemable preferred Capital Stock of such Person or its Subsidiaries held by any Person other than such Person and its Wholly Owned Subsidiaries. For the avoidance of doubt, notwithstanding FAS 150, the Senior Preferred Stock and the Preference Stock shall not constitute Indebtedness (except for purposes of Section 7.2 only) so long as such Senior Preferred Stock and Preference Stock do not require any cash payments or dividends thereon and are subject to the terms of the Senior Preferred Stock Certificate of Designation and Preference Stock Certificate of Designation, as applicable, as in effect on the date hereof in all material respects.

                  "INSOLVENCY": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "INSOLVENT": pertaining to a condition of Insolvency.

                  "INTELLECTUAL PROPERTY": as defined in Section 4.9.

                  "INTERCOMPANY NOTE": as defined in the Guarantee and Collateral Agreement.

                  "INTEREST HEDGE AGREEMENTS": the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

                  "INTEREST PAYMENT DATE": (a) as to any Base Rate Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurocurrency Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurocurrency Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Revolving Credit Loan that is a Base Rate Loan and any Swing Line Loan), the date of any repayment or prepayment made in respect thereof.

                  "INTEREST PERIOD": as to any Eurocurrency Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurocurrency Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurocurrency Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                           (ii) any Interest Period that would otherwise extend beyond the Revolving Credit Termination Date or beyond the date final payment is due on the Term Loans, shall end on the Revolving Credit Termination Date or such due date, as applicable;

                           (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                           (iv) the Borrower shall select Interest Periods so as not to require a scheduled payment or prepayment of any Eurocurrency Loan during an Interest Period for such Loan.

                  "INTEREST RATE PROTECTION AGREEMENT": any interest rate protection agreement, interest rate futures contract, interest rate option, interest rate cap or other interest rate hedge arrangement, to or under which the Borrower or any of its Subsidiaries is a party or a beneficiary on the date hereof or becomes a party or a beneficiary after the date hereof.

                  "ISSUING LENDER": Bank One, NA, in its capacity as issuer of any Letter of Credit, and any other Revolving Credit Lender from time to time designated by the Borrower as an Issuing Lender with the consent of such Revolving Credit Lender and the Administrative Agent.

                  "L/C COMMITMENT": $10,000,000.

                  "L/C FEE PAYMENT DATE": the last day of each March, June, September and December and the last day of the Revolving Credit Commitment Period.

                  "L/C OBLIGATIONS": at any time, an amount equal to the sum of
(a) the sum of (i) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit denominated in Dollars plus (ii) the then Alternative Currency L/C Exposure and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

                  "L/C PARTICIPANTS": the collective reference to all the Revolving Credit Lenders other than the Issuing Lender.

                  "LEHMAN ENTITY" shall mean any of Lehman Commercial Paper Inc. or any of its affiliates (including Syndicated Loan Funding Trust).

                  "LENDER ADDENDUM" shall mean with respect to any initial Lender, a Lender Addendum, substantially in the form of Exhibit J, to be executed and delivered by such Lender on the Closing Date as provided in Section 10.18.

                  "LETTERS OF CREDIT": as defined in Section 3.1(a).

                  "LIEN": any mortgage, pledge, hypothecation, assignment, security deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease Obligation having substantially the same economic effect as any of the foregoing).

                  "LOAN": any loan made by any Lender pursuant to this Agreement.

                  "LOAN DOCUMENTS": this Agreement, the Security Documents and the Notes.

                  "LOAN PARTIES": the Borrower and each Subsidiary of the Borrower which is a party to a Loan Document.

                  "MAJORITY FACILITY LENDERS": with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Tranche A Term Loans, Tranche B Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Credit Facility, prior to any termination of the Revolving Credit Commitments, the holders of more than 50% of the Total Revolving Credit Commitments).

                  "MAJORITY REVOLVING CREDIT FACILITY LENDERS": the Majority Facility Lenders in respect of the Revolving Credit Facility.

                  "MATERIAL ADVERSE EFFECT": a material adverse effect on (a) the transactions contemplated herein, (b) the business, assets, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or
(c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Agents or the Lenders hereunder or thereunder.

                  "MATERIALS OF ENVIRONMENTAL CONCERN": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any applicable Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "MORTGAGE AMENDMENTS": as defined in Section 5.1(r).

                  "MORTGAGED PROPERTIES": the real properties listed on Schedule 1.1B, as to which the Administrative Agent for the benefit of the Lenders shall be granted a Lien pursuant to the Mortgages.

                  "MORTGAGES": each of the mortgages and deeds of trust to secure debt delivered pursuant to the Existing Credit Agreement, as amended by the respective Mortgage Amendments (collectively, the "EXISTING MORTGAGES"), and each other mortgage and deed of trust made by any Loan Party in favor of, of for the benefit of, the Administrative Agent for the benefit of the Lenders, in form and substance reasonably satisfactory to the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time.

                  "MULTIEMPLOYER PLAN": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "NET CASH PROCEEDS": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, accountants' fees, brokerage fees, consultants fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and net of appropriate amounts provided or to be provided as a reserve, in accordance with GAAP, with respect to any liabilities associated with such Asset Sale and retained by the Borrower or any such Subsidiary after such Asset Sale and other appropriate amounts to be used by the Borrower or any of its Subsidiaries to discharge or pay on a current basis any other liabilities associated with such Asset Sale (provided that such reserves and other amounts shall constitute Net Cash Proceeds to the extent such reserves are no longer required or such amounts are not used), (b) in connection with any issuance or sale of equity securities or debt securities (other than any issuance or borrowing permitted under Section 7.2) or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith and
(c) in connection with any Purchase Price Refund, the cash amount thereof, net of any expenses incurred in the collection thereof.

                  "NON-EXCLUDED TAXES": as defined in Section 2.20(a).

                  "NON-U.S. LENDER": as defined in Section 2.20(d).

                  "NOTES": the collective reference to any promissory note evidencing Loans.

                  "OBLIGATIONS": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender (or, in the case of Interest Rate Protection Agreements, Permitted Hedging Arrangements or Interest Hedge Agreements, any Qualified Counterparty), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Interest Rate Protection Agreement, Permitted Hedging Arrangement or Interest Hedge Agreement entered into with any Lender or any Qualified Counterparty or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

                  "OTHER TAXES": any and all present or future stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement or any other Loan Document.

                  "PARTICIPANT": as defined in Section 10.6(b).

                  "PATENT AND TRADEMARK SECURITY AGREEMENT": the Second Amended and Restated Patent and Trademark Security Agreement to be executed and delivered by the Borrower and its Subsidiaries, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

                  "PAYMENT OFFICE": the office of the Administrative Agent set forth in Section 10.2 or as specified from time to time by the Administrative Agent as its payment office by notice to the Borrower and the Lenders.

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

                  [omitted*]

                  "PERMITTED HEDGING ARRANGEMENT": as defined in Section 7.14.

                  "PERMITTED SALE AND LEASEBACK TRANSACTION": as defined in
Section 7.11.

                  "PERSON": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "PLAN": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "PREFERENCE STOCK": the 38,500 shares of 18% Convertible Cumulative Preference Stock, par value $.01 per share, having an initial liquidation preference of $1,000 per share and having the rights and preferences set forth in the Certificate of Designation with respect thereto (the "Preference Stock Certificate of Designation") that were issued by the Borrower on October 19, 1999, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.9.

                  "PREPAYMENT OPTION NOTICE": as defined in Section 2.18(d).

                  "PRICING GRID": the pricing grid attached hereto as Annex A.

                  "PRIME RATE": the prime lending rate as set forth on the British Banking Association Telerate Page 5 (or such other comparable page as may, in the opinion of the Administrative Agent, replace such page for the purpose of displaying such rate), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually available.

                  "PRO FORMA BALANCE SHEET": as defined in Section 4.1(a).

                  "PRO FORMA EVENTS": the Loans to be made on the Closing Date and the use of the proceeds thereof and the payment of fees and expenses in connection with the foregoing.

                  "PROJECTIONS": as defined in Section 6.2(c).

                  "PROPERTIES": as defined in Section 4.17.

* The omitted text has been filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                  "PROPERTY": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

                  "PURCHASE PRICE REFUND": any amount received by the Borrower or any Subsidiary as a result of a purchase price adjustment or similar event in connection with any acquisition of Property not in the ordinary course of business by the Borrower or any Subsidiary.

                  "QUALIFIED COUNTERPARTY": as defined in the Guarantee and Collateral Agreement.

                  "RECOVERY EVENT": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any of its Subsidiaries.

                  "REFUNDED SWING LINE LOANS": as defined in Section 2.7.

                  "REFUNDING DATE": as defined in Section 2.7.

                  "REGISTER": as defined in Section 10.6(d).

                  "REGULATION S-X": Regulation S-X (Rule 11-01(a)) in the Code of Federal Regulations.

                  "REGULATION U": Regulation U of the Board as in effect from time to time.

                  "REIMBURSEMENT OBLIGATION": the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

                  "REINVESTMENT AMOUNT": with respect to any Asset Sale or Recovery Event, that portion of the Net Cash Proceeds thereof as shall, according to a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent within 30 days of such Asset Sale, be reinvested in the business of the Borrower and its Subsidiaries in a manner consistent with the requirements of Section 7.15 and the other provisions hereof within one year of the receipt of such Net Cash Proceeds or, if such reinvestment is in a project designated by the board of directors of the Borrower as a project that will take longer than one year to complete, within two years of the receipt of such Net Cash Proceeds; provided that (i) if any such certificate of a Responsible Officer is not delivered to the Administrative Agent on the date of such Asset Sale or Recovery Event, any Net Cash Proceeds of such Asset Sale or Recovery Event shall be immediately (x) deposited in a cash collateral account established at the Administrative Agent to be held as collateral in favor of the Administrative Agent for the benefit of the Lenders on terms reasonably satisfactory to the Administrative Agent and shall remain on deposit in such cash collateral account until such certificate of a Responsible Officer is delivered to the Administrative Agent or (y) used to make a prepayment of the Term Loans and Revolving Credit Loans in accordance with Section 2.12(b); provided that, notwithstanding anything in this Agreement to the contrary, the Borrower may not request any Loan or Letter of Credit under the

Revolving Credit Commitments that would reduce the aggregate amount of the Available Revolving Credit Commitments to an amount that is less than the amount of any such prepayment until such certificate of a Responsible Officer is delivered to the Administrative Agent and (ii) any Net Cash Proceeds not so reinvested within one year or such later day, as applicable, shall be utilized at the end of such period or to prepay the Term Loans and the Revolving Credit Loans pursuant to Section 2.12(b).

                  "RELATED FUND": with respect to any Lender, any fund that (x) invests in commercial loans and (y) is managed or advised by the same investment advisor as such Lender or by an affiliate of such investment advisor, by such Lender or by an Affiliate of such Lender.

                  "REORGANIZATION": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

                  "REPORTABLE EVENT": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under PBGC Reg. sec. 4043 or any successor regulation thereto.

                  "REQUIRED LENDERS": the holders of more than 50% of (a) until the Closing Date, the Commitments and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Tranche A Term Loans, (ii) the aggregate unpaid principal amount of the Tranche B Term Loans and (iii) the Total Revolving Credit Commitments or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit.

                  "REQUIREMENT OF LAW": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

                  "RESPONSIBLE OFFICER": the chief executive officer, president or chief financial officer of the Borrower, but in any event, with respect to financial matters, the chief financial officer of the Borrower.

                  "RESTRICTED PAYMENTS": as defined in Section 7.6.

                  "REVOLVING CREDIT COMMITMENT": as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans and make or participate in Swing Line Loans and Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Revolving Credit Commitments is $20,000,000.

                  "REVOLVING CREDIT COMMITMENT PERIOD": the period from and including the Closing Date to the Revolving Credit Termination Date.

                  "REVOLVING CREDIT LENDER": each Lender which has a Revolving Credit Commitment or which is the holder of Revolving Credit Loans.

                  "REVOLVING CREDIT LOANS": as defined in Section 2.4.

                  "REVOLVING CREDIT PERCENTAGE": as to any Revolving Credit Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Credit Loans then outstanding constitutes of the aggregate principal amount of the Revolving Credit Loans then outstanding).

                  "REVOLVING CREDIT TERMINATION DATE": September 16, 2008 (or such earlier date on which the Loans become due and payable pursuant to Section
8); provided, that notwithstanding the foregoing, the Revolving Credit Termination Date shall be September 15, 2007 in the event that the Borrower's Senior Subordinated Notes are not refinanced in full prior to September 15, 2007 with the proceeds of the Subordinated Refinancing.

                  "REVOLVING EXTENSIONS OF CREDIT": as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (b) such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding and (c) such Lender's Revolving Credit Percentage of the aggregate principal amount of Swing Line Loans then outstanding.

                  "SECURITY DOCUMENTS": the collective reference to the Guarantee and Collateral Agreement, the Patent and Trademark Security Agreement, the Mortgages and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

                  "SENIOR PREFERRED STOCK": the registered 12-1/4% senior exchangeable preferred stock due 2010 issued by the Borrower on July 22, 1998 (in exchange for the unregistered 12-1/4% senior exchangeable preferred stock due 2010 issued by the Borrower on March 18, 1998) and having the rights and preferences set forth in the Certificate of Designation with respect thereto (the "Senior Preferred Stock Certificate of Designation"), as the same may be amended, supplemented or otherwise modified form time to time in accordance with
Section 7.9.

                  "SENIOR SUBORDINATED NOTE INDENTURE": the Indenture dated as of March 18, 1998, entered into by the Borrower and Day International, Inc. with The Bank of New York, as trustee, in connection with the issuance of the Senior Subordinated Notes, together with all instruments and other agreements entered into by the Borrower in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.9.

                  "SENIOR SUBORDINATED NOTES": the registered 9-1/2% senior subordinated notes due 2008 issued by the Borrower on July 22, 1998 (in exchange for the unregistered 9-1/2% senior subordinated notes due 2008 issued by the Borrower on March 18, 1998) pursuant to the Senior Subordinated Note Indenture.

                  "SINGLE EMPLOYER PLAN": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "SOLVENT": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be no less than the amount that will be required to pay the probable liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any
(x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  "SPONSORS": Greenwich Street Capital Partners, Inc. and SG Capital Partners, L.L.C.

                  "SPOT EXCHANGE RATE": on any day, with respect to Euros or any other Alternative Currency, the spot rate at which Euros or such Alternative Currency, as applicable, are offered for Dollars on such day by the Administrative Agent in London or in the interbank market where its foreign currency exchange operations in respect of Euros or such Alternative Currency, as applicable, are then being conducted at approximately 11:00 A.M. (local time). Notwithstanding the foregoing, if for any reason at the time of any determination of the Spot Exchange Rate as described above, no such rate is being quoted, the Administrative Agent may use any reasonable method, applied consistently, it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

                  "STOCKHOLDERS AGREEMENT": the Amended and Restated Stockholders Agreement, dated as of October 19, 1999, among the Borrower and certain of its stockholders.

                  "SUBORDINATED DEBT": collectively, (i) the Senior Subordinated Notes, (ii) the Subordinated Exchange Debentures, (iii) any Guarantee Obligations of the Subsidiary Guarantors with respect to the Indebtedness in clauses (i) or (ii), and (iv) Indebtedness permitted in Sections 7.2(h) and (m).

                  "SUBORDINATED EXCHANGE DEBENTURES": any 12-1/4% subordinated notes due 2010 that may be issued by the Borrower in exchange for Senior Preferred Stock pursuant to the Exchange Debenture Indenture.

                  "SUBORDINATED REFINANCING": a financing that (i) is unsecured and subordinated to the Facilities on terms reasonably satisfactory to the Administrative Agent, (ii) is on market terms or terms substantially similar to the Senior Subordinated Notes and (iii) does not require any scheduled payments of principal thereon and is not redeemable or repurchaseable at the option of the holder thereof, in whole or in part, in each case prior to May 15, 2010.

                  "SUBSIDIARY": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "SUBSIDIARY GUARANTOR": each Subsidiary of the Borrower other than any Excluded Foreign Subsidiary.

                  "SWING LINE COMMITMENT": the obligation of the Swing Line Lender to make Swing Line Loans pursuant to Section 2.6 in an aggregate principal amount at any one time outstanding not to exceed $2,000,000.

                  "SWING LINE LENDER": Lehman Commercial Paper Inc., in its capacity as the lender of Swing Line Loans.

                  "SWING LINE LOANS": as defined in Section 2.6.

                  "SWING LINE PARTICIPATION AMOUNT": as defined in Section 2.7.

                  "TERM LOANS": as defined in Section 2.1(b).

                  "TERM LOAN LENDER": each of the Tranche A Term Loan Lenders and the Tranche B Term Loan Lenders.

                  "TERM LOAN FACILITIES": the collective reference to the Tranche A Term Loan Facility and the Tranche B Term Loan Facility.

                  "TOTAL REVOLVING CREDIT COMMITMENTS": at any time, the aggregate amount of the Revolving Credit Commitments at such time.

                  "TOTAL REVOLVING EXTENSIONS OF CREDIT": at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Credit Lenders at such time.

                  "TRANCHE A INSTALLMENT": as defined in Section 2.3(a).

                  "TRANCHE A TERM LOAN": as defined in Section 2.1(a).

                  "TRANCHE A TERM LOAN COMMITMENT": as to any Lender, the obligation of such Lender, if any, to make a Tranche A Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche A Term Loan Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Tranche A Term Loan Commitments is $30,000,000.

                  "TRANCHE A TERM LOAN LENDER": each Lender which has a Tranche A Term Loan Commitment or which is the holder of a Tranche A Term Loan.

                  "TRANCHE A TERM LOAN MATURITY DATE": September 16, 2008 (or such earlier date on which the Loans become due and payable pursuant to Section
8); provided, that notwithstanding the foregoing, the Tranche A Term Loan Maturity Date shall be September 15, 2007 in the event that the Borrower's Senior Subordinated Notes are not refinanced in full prior to September 15, 2007 with the proceeds of the Subordinated Refinancing.

                  "TRANCHE A TERM LOAN PERCENTAGE": as to any Tranche A Term Loan Lender at any time, the percentage which such Lender's Tranche A Term Loan Commitment then constitutes of the aggregate Tranche A Term Loan Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Tranche A Term Loan then outstanding constitutes of the aggregate principal amount of the Tranche A Term Loans then outstanding).

                  "TRANCHE B INSTALLMENT": as defined in Section 2.3(b).

                  "TRANCHE B TERM LOAN": as defined in Section 2.1(b).

                  "TRANCHE B TERM LOAN COMMITMENT": as to any Lender, the obligation of such Lender, if any, to make a Tranche B Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche B Term Loan Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Tranche B Term Loan Commitments is $105,000,000.

                  "TRANCHE B TERM LOAN LENDER": each Lender which has a Tranche B Term Loan Commitment or which is the holder of a Tranche B Term Loan.

                  "TRANCHE B TERM LOAN MATURITY DATE": September 16, 2009 (or such earlier date on which the Loans become due and payable pursuant to Section
8); provided, that notwithstanding the foregoing, the Tranche B Term Loan Maturity Date shall be September 15, 2007 in the event that the Borrower's Senior Subordinated Notes are not refinanced in full prior to September 15, 2007 with the proceeds of the Subordinated Refinancing.

                  "TRANCHE B TERM LOAN PERCENTAGE": as to any Tranche B Term Loan Lender at any time, the percentage which such Lender's Tranche B Term Loan Commitment then constitutes of the aggregate Tranche B Term Loan Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Tranche B Term Loan then outstanding constitutes of the aggregate principal amount of the Tranche B Term Loans then outstanding).

                  "TRANSFEREE": as defined in Section 10.15.

                  "TYPE": as to any Loan, its nature as a Base Rate Loan or a Eurocurrency Loan.

                  "WHOLLY OWNED SUBSIDIARY": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares or other interests required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

                  "WHOLLY OWNED SUBSIDIARY GUARANTOR": any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.

                  1.2 OTHER DEFINITIONAL PROVISIONS. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

                  (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in
Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         Section 2. AMOUNT AND TERMS OF COMMITMENTS.

                  2.1      TERM LOAN COMMITMENTS.

                  (a) Subject to the terms and conditions hereof, each Tranche A Term Loan Lender severally agrees to make a term loan (a "TRANCHE A TERM LOAN") to the Borrower denominated in Dollars or Euros (at the option of the Borrower) on the Closing Date in an amount not to exceed the amount of the Tranche A Term Loan Commitment (or for Tranche A Term Loans denominated in Euros, the Dollar Equivalent thereof as of the Business Day on which the relevant Borrowing Notice is furnished to the Administrative Agent pursuant to
Section 2.2) of such Tranche A Term Loan Lender; provided, that all Tranche A Term Loans shall be made in the same currency. The Tranche A Term Loans may from time to time be Eurocurrency Loans or (in the case of Tranche A Term Loans denominated in Dollars) Base Rate Loans, or a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.13.

                  (b) Subject to the terms and conditions hereof, each Tranche B Term Loan Lender severally agrees to make a term loan (a "TRANCHE B TERM LOAN" and, together with the Tranche A Term Loans, the "TERM LOANS") to the Borrower on the Closing Date in an amount not to exceed the amount of the Tranche B Term Loan Commitment of such Tranche B Term Loan Lender. The Tranche B Term Loans may from time to time be Eurocurrency Loans or Base Rate Loans, or a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.13. The Tranche B Term Loans shall be funded by each Tranche B Term Loan Lender to the Administrative Agent for the account of the Borrower (as set forth in Section
2.2 below) at a 1.0% discount; accordingly, the amount funded by each Tranche B Term Loan Lender on the Closing Date shall be equal to 99.0% of the stated principal amount of such Tranche B Term Loan Lender's Tranche B Term Loan.

                  2.2 PROCEDURE FOR TERM LOAN BORROWINGS. The Borrower shall deliver to the Administrative Agent a Borrowing Notice (which Borrowing Notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, (a) one Business Day prior to the anticipated Closing Date, in the case of Term Loans denominated in Dollars and (b) three Business Days prior to the anticipated Closing Date, in the case of Term Loans denominated in Euros) requesting that the Term Loan Lenders make the Term Loans on the Closing Date and, in the case of Tranche A Term Loans, specifying the currency thereof. The Term Loans denominated in Dollars and made on the Closing Date shall initially be Base Rate Loans, and no Term Loan may be converted into or continued as a Eurocurrency Loan having an Interest Period in excess of one month prior to the date which is 30 days after the Closing Date or such shorter period as may be acceptable to the Administrative Agent. Upon receipt of such Borrowing Notice the Administrative Agent shall promptly notify each Term Loan Lender thereof. Not later than 10:00 A.M., New York City time, on the Closing Date each Term Loan Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender. The Administrative Agent shall make available to the Borrower the aggregate of the amounts made available to the Administrative Agent by the Term Loan Lenders, in like funds as received by the Administrative Agent.

                  2.3      REPAYMENT OF TERM LOANS.

                  (a) The Tranche A Term Loan of each Lender shall be repaid in 20 consecutive quarterly installments (each such installment, a "TRANCHE A INSTALLMENT"), commencing on December 31, 2003, each of which shall be in an amount equal to such Lender's Tranche A Term Loan Percentage multiplied by the amount of Dollars (in the case of Tranche A Term Loans denominated in Dollars) or Euros (in the case of Tranche A Term Loans denominated in Euros) set forth below opposite such installment:

    Installment                 Dollar Amount            Euro Amount
-------------------             -------------           -------------
December 31, 2003               $  375,000.00           E  332,211.20
March 31, 2004                  $  375,000.00           E  332,211.20
June 30, 2004                   $  375,000.00           E  332,211.20
September 30, 2004              $  375,000.00           E  332,211.20
December 31, 2004               $  750,000.00           E  664,422.40
March 31, 2005                  $  750,000.00           E  664,422.40
June 30, 2005                   $  750,000.00           E  664,422.40
September 30, 2005              $  750,000.00           E  664,422.40
December 31, 2005               $1,125,000.00           E  996,633.59
March 31, 2006                  $1,125,000.00           E  996,633.59
June 30, 2006                   $1,125,000.00           E  996,633.59
September 30, 2006              $1,125,000.00           E  996,633.59
December 31, 2006               $2,250,000.00           E1,993,267.19
March 31, 2007                  $2,250,000.00           E1,993,267.19
June 30, 2007                   $2,250,000.00           E1,993,267.19
September 30, 2007              $2,250,000.00           E1,993,267.19
December 31, 2007               $3,000,000.00           E2,657,689.58
March 31, 2008                  $3,000,000.00           E2,657,689.58
June 30, 2008                   $3,000,000.00           E2,657,689.58
Tranche A Term Loan             $3,000,000.00           E2,657,689.58;
Maturity Date

                  provided, that notwithstanding the foregoing, all outstanding Tranche A Term Loans, together with accrued interest thereon, shall be due and payable on the Tranche A Term Loan Maturity Date.

                  (b) The Tranche B Term Loan of each Lender shall be repaid in 24 consecutive quarterly installments (each such installment, a "TRANCHE B INSTALLMENT"), commencing on December 31, 2003, each of which shall be in an amount equal to such Lender's Tranche B Term Loan Percentage multiplied by the amount set forth below opposite such installment:

    Installment                               Amount
-------------------                        -----------
December 31, 2003                          $   262,500
March 31, 2004                             $   262,500
June 30, 2004                              $   262,500
September 30, 2004                         $   262,500
December 31, 2004                          $   262,500
March 31, 2005                             $   262,500
June 30, 2005                              $   262,500
September 30, 2005                         $   262,500
December 31, 2005                          $   262,500
March 31, 2006                             $   262,500
June 30, 2006                              $   262,500
September 30, 2006                         $   262,500
December 31, 2006                          $   262,500
March 31, 2007                             $   262,500
June 30, 2007                              $   262,500
September 30, 2007                         $   262,500
December 31, 2007                          $   262,500
March 31, 2008                             $   262,500
June 30, 2008                              $   262,500
September 30, 2008                         $   262,500
December 31, 2008                          $24,937,500
March 31, 2009                             $24,937,500
June 30, 2009                              $24,937,500
Tranche B Term                             $24,937,500;
Loan Maturity Date

                  provided, that notwithstanding the foregoing, all outstanding Tranche B Term Loans, together with accrued interest thereon, shall be due and payable on the Tranche B Term Loan Maturity Date.

                  2.4 REVOLVING CREDIT COMMITMENTS. (a) Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans ("REVOLVING CREDIT LOANS") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Credit Percentage of the sum of (i) the L/C Obligations then outstanding and
(ii) the aggregate principal amount of the Swing Line Loans then outstanding, does not exceed the amount of such Lender's Revolving Credit Commitment. During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may from time to time be Eurocurrency Loans, Base Rate Loans or a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.13, provided that no Revolving Credit Loan shall be made as a Eurocurrency Loan after the day that is one month prior to the Revolving Credit Termination Date.

                  (b) The Borrower shall repay all outstanding Revolving Credit Loans on the Revolving Credit Termination Date.

                  2.5 PROCEDURE FOR REVOLVING CREDIT BORROWING. The Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent a Borrowing Notice (which notice must be received by the Administrative Agent prior to 1:00 P.M., New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurocurrency Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans), specifying (i) the amount and Type of Revolving Credit Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurocurrency Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Any Revolving Credit Loans made on the Closing Date shall initially be Base Rate Loans, and no Revolving Credit Loan may be made as, converted into or continued as a Eurocurrency Loan having an Interest Period in excess of one month prior to the date which is 30 days after the Closing Date or such shorter period as may be acceptable to the Administrative Agent. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $500,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Credit Commitments are less than $500,000, such lesser amount) and (y) in the case of Eurocurrency Loans, $1,000,000 or a whole multiple of $500,000 in excess thereof; provided, that the Swing Line Lender may request, on behalf of the Borrower, borrowings under the Revolving Credit Commitments which are Base Rate Loans in other amounts pursuant to Section 2.7. Upon receipt of any such Borrowing Notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 1:00 P.M. (or 10:00 A.M., in the case of the initial borrowing hereunder), New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent in like funds as received by the Administrative Agent. Notwithstanding any of the foregoing, the Borrower shall not borrow more than $10,000,000 in Revolving Credit Loans on the Closing Date.

                  2.6 SWING LINE COMMITMENT. (a) Subject to the terms and conditions hereof, the Swing Line Lender agrees to make a portion of the credit otherwise available to the Borrower under the Revolving Credit Commitments from time to time during the Revolving Credit Commitment Period by making swing line loans ("SWING LINE LOANS") to the Borrower; provided that (i) the aggregate principal amount of Swing Line Loans outstanding at any time shall not exceed the Swing Line Commitment then in effect (notwithstanding that the Swing Line Loans outstanding at any time, when aggregated with the Swing Line Lender's other outstanding Revolving Credit Loans hereunder, may exceed the Swing Line Commitment then in effect) and (ii) the Borrower shall not request, and the Swing Line Lender shall not make, any Swing Line Loan if, after giving effect to the making of such Swing Line Loan, the aggregate amount of the Available Revolving Credit Commitments would be less than zero. During the Revolving Credit Commitment Period, the Borrower may use the Swing Line Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swing Line Loans shall be Base Rate Loans only.

                  (b) The Borrower shall repay all outstanding Swing Line Loans on the Revolving Credit Termination Date.

                  2.7 PROCEDURE FOR SWING LINE BORROWING; REFUNDING OF SWING LINE LOANS. (a) Whenever the Borrower desires that the Swing Line Lender make Swing Line Loans it shall give the Swing Line Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swing Line Lender not later than 1:00 P.M., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Credit Commitment Period). Each borrowing under the Swing Line Commitment shall be in an amount equal to $100,000 or a whole multiple of $25,000 in excess thereof. Not later than 2:00 P.M., New York City time, on the Borrowing Date specified in a notice in respect of Swing Line Loans, the Swing Line Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of the Swing Line Loan to be made by the Swing Line Lender. The Administrative Agent shall make the proceeds of such Swing Line Loan available to the Borrower on such Borrowing Date in immediately available funds.

                  (b) The Swing Line Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swing Line Lender to act on its behalf), on one Business Day's notice given by the Swing Line Lender no later than 1:00 P.M., New York City time, request each Revolving Credit Lender to make, and each Revolving Credit Lender hereby agrees to make, a Revolving Credit Loan (which shall initially be a Base Rate Loan), in an amount equal to such Revolving Credit Lender's Revolving Credit Percentage of the aggregate amount of the Swing Line Loans (the "REFUNDED SWING LINE LOANS") outstanding on the date of such notice, to repay the Swing Line Lender. Each Revolving Credit Lender shall make the amount of such Revolving Credit Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such Revolving Credit Loans shall be immediately made available by the Administrative Agent to the Swing Line Lender for application by the Swing Line Lender to the repayment of the Refunded Swing Line Loans. The Borrower irrevocably authorizes the Swing Line Lender to charge the Borrower's accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swing Line Loans to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full such Refunded Swing Line Loans.

                  (c) If prior to the time a Revolving Credit Loan would have otherwise been made pursuant to Section 2.7(b), one of the events described in Section 8(f) shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by the Swing Line Lender in its sole discretion, Revolving Credit Loans may not be made as contemplated by
Section 2.7(b), each Revolving Credit Lender shall, on the date such Revolving Credit Loan was to have been made pursuant to the notice referred to in Section 2.7(b) (the

"REFUNDING DATE"), purchase for cash an undivided participating interest in the then outstanding Swing Line Loans by paying to the Swing Line Lender an amount (the "SWING LINE PARTICIPATION AMOUNT") equal to (i) such Revolving Credit Lender's Revolving Credit Percentage times (ii) the sum of the aggregate principal amount of Swing Line Loans then outstanding which were to have been repaid with such Revolving Credit Loans plus all then accrued and unpaid interest thereon.

                  (d) Whenever, at any time after the Swing Line Lender has received from any Revolving Credit Lender such Lender's Swing Line Participation Amount, the Swing Line Lender receives any payment on account of the Swing Line Loans, the Swing Line Lender will distribute to such Lender its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender's pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swing Line Loans then due); provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Revolving Credit Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.

                  (e) Each Revolving Credit Lender's obligation to make the Loans referred to in Section 2.7(b) and to purchase participating interests pursuant to Section 2.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Credit Lender or the Borrower may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Revolving Credit Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  2.8 REPAYMENT OF LOANS; EVIDENCE OF DEBT. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the appropriate Revolving Credit Lender, Tranche A Term Loan Lender or Tranche B Term Loan Lender, as the case may be, (i) the then unpaid principal amount of each Revolving Credit Loan of such Revolving Credit Lender on the Revolving Credit Termination Date, (ii) the then unpaid principal amount of each Swing Line Loan of such Swing Line Lender on the Revolving Credit Termination Date, (iii) the principal amount of each Tranche A Term Loan of such Tranche A Term Loan Lender in installments according to the amortization schedule set forth in Section 2.3(a) and the then unpaid principal amount of each Tranche A Term Loan of such Tranche A Term Loan Lender on the Tranche A Term Loan Maturity Date and (iv) the principal amount of each Tranche B Term Loan of such Tranche B Term Loan Lender in installments according to the amortization schedule set forth in Section 2.3(b) and the then unpaid principal amount of each Tranche B Term Loan of such Tranche B Term Loan Lender on the Tranche B Term Loan Maturity Date. The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in
Section 2.15.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (c) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 10.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

                  (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.8(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

                  (e) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will promptly execute and deliver to such Lender a promissory note of the Borrower evidencing any Tranche A Term Loans, Tranche B Term Loans, Revolving Credit Loans or Swing Line Loans, as the case may be, of such Lender, substantially in the forms of Exhibit E-1, E-2, E-3 or E-4, respectively, with appropriate insertions as to date and principal amount.

                  2.9 COMMITMENT FEES, ETC. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Credit Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date, commencing on the first of such dates to occur after the date hereof.

                  (b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates from time to time agreed to in writing by the Borrower and the Administrative Agent.

                  2.10 TERMINATION OR REDUCTION OF REVOLVING CREDIT COMMITMENTS. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments; provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans and Swing Line Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Credit Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple of $500,000 in excess thereof, and shall reduce permanently the Revolving Credit Commitments then in effect.

                  2.11 OPTIONAL PREPAYMENTS. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurocurrency Loans and prior to 1:00 P.M., New York City time, on the day thereof in the case of Base Rate Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurocurrency Loans or Base Rate Loans; provided, that (i) if a Eurocurrency Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.21 and (ii) no prior notice is required for the prepayment of Swing Line Loans. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Credit Loans which are Base Rate Loans and Swing Line Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Credit Loans shall be in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (in the case of Loans denominated in Dollars) or (euro)500,000 or a whole multiple of (euro)100,000 in excess thereof (in the case of Loans denominated in Euros). Partial prepayments of Swing Line Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.

                  2.12 MANDATORY PREPAYMENTS. (a) Unless the Majority Facility Lenders with respect to each Facility shall otherwise agree, if any Capital Stock shall be issued by the Borrower (except for shares of Capital Stock of the Borrower issued or sold to directors, officers and employees of, or consultants to, the Borrower or any of its Subsidiaries) or Indebtedness shall be incurred by the Borrower or any of its Subsidiaries (excluding any Indebtedness permitted by Section 7.2 as in effect on the date of this Agreement), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or incurrence (or on the first Business Day thereafter) toward the prepayment of the Term Loans and the Revolving Credit Loans as set forth in Section 2.12(d).

                  (b) Unless the Majority Facility Lenders with respect to each Facility shall otherwise agree, if on any date the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale, Recovery Event or Purchase Price Refund, which when aggregated with all other such Net Cash Proceeds received in any fiscal year of the Borrower exceed $2,500,000 (or, for purposes of the fiscal year ended December 31, 2003 only, Net Cash Proceeds in excess of $625,000 during the period from the Closing Date to December 31,
2003), then such Net Cash Proceeds (excluding any Reinvestment Amount) in excess of $2,500,000 (or $625,000, as applicable) shall be applied on such date toward the prepayment of the Term Loans and the Revolving Credit Loans as set forth in Section 2.12(d); provided, that, notwithstanding the foregoing, the aggregate Net Cash Proceeds of such Asset Sales that may be excluded from the foregoing requirement as Reinvestment Amount shall not exceed $2,500,000 in any fiscal year of the Borrower.

                  (c) Unless the Majority Facility Lenders with respect to each Facility shall otherwise agree, if for any fiscal year of the Borrower commencing with the fiscal year ending December 31, 2003 there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply the ECF Percentage of such Excess Cash Flow (provided, that for the fiscal year ending December 31, 2003 only, Excess Cash Flow for such fiscal year shall be deemed to be Excess Cash Flow for the fiscal quarter ending December 31, 2003) toward the prepayment of the Term Loans and the Revolving Credit Loans as set forth in Section 2.12(d). Each such prepayment shall be made on a date (an "EXCESS CASH FLOW APPLICATION DATE") no later than five days after the earlier of (i) the date on which the financial statements of the Borrower referred to in Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

                  (d) Amounts to be applied in connection with prepayments made pursuant to this Section shall be applied, FIRST, to the prepayment of the Term Loans and, SECOND, to the prepayment of the Revolving Credit Loans and/or Swing Line Loans and to cash collateralize any outstanding L/C Obligations in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions satisfactory to the Administrative Agent. The application of any prepayment pursuant to this Section shall be made first to Base Rate Loans and second to Eurocurrency Loans. Each prepayment of the Loans under this Section (except in the case of Revolving Credit Loans that are Base Rate Loans and Swing Line Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

                  (e) Notwithstanding the foregoing provisions of this Section, if at any time any prepayment of the Loans pursuant to this Section would result, after giving effect to the procedures set forth in this Agreement, in the Borrower incurring breakage costs under Section 2.21 as a result of Eurocurrency Loans being prepaid other than on the last day of an Interest Period with respect thereto, then, the Borrower may, so long as no Default or Event of Default shall have occurred and be continuing, in its sole discretion, initially (x) deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect of such Eurocurrency Loans with the Administrative Agent (which deposit must be equal in amount to the amount of such Eurocurrency Loans not immediately prepaid) to be held as security for the obligations of the Borrower to make such prepayment pursuant to a cash collateral agreement to be entered into on terms reasonably satisfactory to the Administrative Agent, with such cash collateral to be directly applied upon the first occurrence thereafter of the last day of an Interest Period with respect to such Eurocurrency Loans (or such earlier date or dates as shall be requested by the Borrower) or (y) make a prepayment of the Revolving Credit Loans in accordance with Section 2.11 with an amount equal to a portion (up to 100%) of the amounts that otherwise would have been paid in respect of such Eurocurrency Loans (which prepayment, together with any deposits pursuant to clause (x) above, must be equal in amount to the amount of such Eurocurrency Loans not immediately prepaid); provided that, notwithstanding anything in this Agreement to the contrary, the Borrower may not request any Loan under the Revolving Credit Commitments that would reduce the aggregate amount of the Available Revolving Credit Commitments to an amount that is less than the amount of such prepayment until the related portion of such Eurocurrency Loans have been prepaid upon the first occurrence thereafter of the last day of an Interest Period with respect to such Eurocurrency Loans; provided, further that, in the case of either clause (x) or (y), such unpaid Eurocurrency Loans shall continue to bear interest in accordance with the applicable provisions hereof until such unpaid Eurocurrency Loans or the related portion of such Eurocurrency Loans, as the case may be, have or has been prepaid.

                  (f) If, at any time for any reason, the Revolving Extensions of Credit exceed an amount equal to the Total Revolving Credit Commitments on such date, the Borrower shall: FIRST prepay the Revolving Credit Loans then outstanding; SECOND pay any Reimbursement Obligations then outstanding and, LAST, cash collateralize any outstanding L/C Obligation in an amount equal to such excess.

                  2.13 CONVERSION AND CONTINUATION OPTIONS. (a) The Borrower may elect from time to time to convert any outstanding Eurocurrency Loans denominated in Dollars to Base Rate Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurocurrency Loans may only be made on the last day of an Interest Period with respect thereto. Except as otherwise provided in
Section 2.2, the Borrower may elect from time to time to convert any outstanding Base Rate Loans to Eurocurrency Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no Base Rate Loan under a particular Facility may be converted into a Eurocurrency Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                  (b) Any Eurocurrency Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in
Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurocurrency Loan under a particular Facility may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans (A) in the case of Loans denominated in Dollars, shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period and (B) in the case of Loans denominated in Euros, shall be continued for Interest Periods of one month or such shorter duration as the

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

Administrative Agent shall select. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                  2.14 MINIMUM AMOUNTS AND MAXIMUM NUMBER OF EUROCURRENCY TRANCHES. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurocurrency Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurocurrency Loans comprising each Eurocurrency Tranche shall be equal to $2,500,000 or a whole multiple of $500,000 in excess thereof (in the case of Eurocurrency Loans denominated in Dollars) or (euro)2,500,000 or a whole multiple of (euro)500,000 in excess thereof (in the case of Eurocurrency Loans denominated in Euros) and
(b) no more than eight Eurocurrency Tranches shall be outstanding at any one time.

                  2.15 INTEREST RATES AND PAYMENT DATES. (a) Each Eurocurrency Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurocurrency Rate determined for such day plus the Applicable Margin in effect for such day.

                  (b) Each Base Rate Loan shall bear interest for each day at a rate per annum equal to the Base Rate in effect for such day plus the Applicable Margin in effect for such day.

                  (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans and Reimbursement Obligations (whether or not overdue) shall bear interest at a rate per annum which is equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to Base Rate Loans under the Revolving Credit Facility plus 2%, and
(ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the then rate applicable to Base Rate Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the then rate applicable to Base Rate Loans under the Revolving Credit Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

                  (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

                  2.16 COMPUTATION OF INTEREST AND FEES. (a) Interest, fees and commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a

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

365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurocurrency Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.15(a).

                  2.17 INABILITY TO DETERMINE INTEREST RATE. If prior to the first day of any Interest Period:

                  (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate for the relevant currency for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurocurrency Rate for the relevant currency determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x)(i) any Eurocurrency Loans denominated in Dollars under the relevant Facility requested to be made on the first day of such Interest Period shall be made as Base Rate Loans and (ii) any Eurocurrency Loans denominated in Euros under the relevant Facility requested to be made on the first day of such Interest Period shall be made at the rate determined by the Administrative Agent as its cost of funding such Loans plus the Applicable Margin for Eurocurrency Loans under such Facility, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurocurrency Loans shall be continued as Base Rate Loans and (z)(i) any outstanding Eurocurrency Loans denominated in Dollars under the relevant Facility shall be converted, on the first day of such Interest Period, to Base Rate Loans and (ii) any outstanding Eurocurrency Loans denominated in Euros under the relevant Facility shall continue at the rate determined by the Administrative Agent as its cost of funding such Loans plus the Applicable Margin for Eurocurrency Loans under such Facility. Until such notice has been withdrawn by the Administrative Agent, no further Eurocurrency Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurocurrency Loans.

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

                  2.18 PRO RATA TREATMENT AND PAYMENTS. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee or Letter of Credit fee, and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Tranche A Term Loan Percentages, Tranche B Term Loan Percentages or Revolving Credit Percentages, as the case may be, of the relevant Lenders. Each payment (other than prepayments) in respect of principal or interest in respect of the Term Loans and each payment in respect of fees payable hereunder shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders.

                  (b) Subject to Section 2.18(d), each mandatory prepayment required by Section 2.12 to be applied to Term Loans shall be allocated among the Term Loan Facilities pro rata according to the respective outstanding principal amounts of Term Loans under such Facilities. Each optional prepayment in respect of the Term Loans shall be allocated among the Term Loan Facilities pro rata according to the respective outstanding principal amounts of Term Loans under such Facilities. Each payment (including each prepayment) of the Term Loans outstanding under any Term Loan Facility shall be allocated among the Term Loan Lenders holding such Term Loans pro rata based on the respective principal amounts of such Term Loans held by such Term Loan Lenders, and shall be applied to the installments of such Term Loans pro rata based on the remaining outstanding principal amount of such installments. Amounts repaid or prepaid on account of the Term Loans may not be reborrowed.

                  (c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Revolving Credit Lenders. Each payment of Reimbursement Obligations in respect of any Letter of Credit shall be made to the Issuing Lender.

                  (d)      Notwithstanding anything to the contrary in Sections
2.12 or 2.18(b), so long as any Tranche A Term Loans are outstanding, each Tranche B Term Loan Lender may, at its option, decline up to 100% of the portion of any mandatory prepayment applicable to the Tranche B Term Loans of such Lender; accordingly, with respect to the amount of any mandatory prepayment described in Section 2.12 that is allocated to Tranche B Term Loans (such amounts, the "MANDATORY PREPAYMENT AMOUNT"), at any time when Tranche A Term Loans remain outstanding, the Borrower will, on the date specified in Section
2.12 for such prepayment, (i) give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Tranche B Term Loan Lender a notice (each, a "PREPAYMENT OPTION NOTICE") as described below and (ii) deposit with the Administrative Agent the Mandatory Prepayment Amount. As promptly as practicable after receiving such notice from the Borrower, the Administrative Agent will send to each Tranche B Term Loan Lender a Prepayment Option Notice, which shall be substantially in the form of Exhibit K, and shall include an offer by the Borrower to prepay on the Prepayment Date (as defined below) the Tranche B Term Loans of such Lender by an amount equal to the portion of the Mandatory Prepayment Amount indicated in such Lender's Prepayment Option Notice as being applicable to such Lender's Tranche B Term Loans. The "Prepayment Date" in respect of any Prepayment Option Notice shall be the date which is five Business Days after the date of such Prepayment Option Notice. On the Prepayment Date, the Administrative Agent shall (A) apply the Mandatory Prepayment Amount toward prepayment of the outstanding Tranche B Term Loans in respect of which Lenders have accepted mandatory prepayment as described above and (B) apply the remaining portion of the Mandatory Prepayment Amount not accepted by the Tranche B Term Loan Lenders toward prepayment of the Tranche A Term Loans. The procedures described above in this paragraph shall not be applicable in the case of a prepayment in full of all Term Loans.

                  (e) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made prior to 1:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Payment Office, in Dollars (or in Euros, in the case of payments of principal or interest in respect of Tranche A Term Loans denominated in Euros) and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurocurrency Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurocurrency Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

                  (f) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate (in the case of amounts in Dollars) or at the rate determined by the Administrative Agent as its cost of funding such amounts (in the case of amounts in Euros) for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans under the relevant Facility (in the case of Loans denominated in Dollars) or the rate determined by the Administrative Agent as its cost of funding such amounts, plus the Applicable Margin for Eurocurrency Loans under such Facility (in the case of Loans denominated in Euros), on demand, from the Borrower.

                  (g) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment being made hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days of such required date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate (in the case of Loans denominated in Dollars) or the rate determined by the Administrative Agent as its cost of funding such amounts, plus the Applicable Margin for Eurocurrency Loans under such Facility (in the case of Loans denominated in Euros). Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

                  2.19 REQUIREMENTS OF LAW (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof (or, if later, the date on which such Lender becomes a Lender):

                                    (i)      shall subject any Lender to any tax
                  of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurocurrency Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.20 (including Non-Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations (if any) under Section 2.20(d)) and changes in the rate of tax on the overall net income of such Lender and changes in the rate of franchise taxes or branch profits taxes of such Lender);

                                    (ii)     shall impose, modify or hold
                  applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurocurrency Rate hereunder; or

                                    (iii)    shall impose on such Lender any
                  other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender reasonably deems to be material, of making, converting into, continuing or maintaining Eurocurrency Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable on an after tax basis. If any

Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction; provided that the Borrower shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect.

                  (c) A certificate as to any additional amounts payable pursuant to this Section 2.19 submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section 2.19 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.20 TAXES. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes, franchise taxes and branch profits taxes (imposed in lieu of net income taxes) imposed on any Agent or any Lender as a result of a present or former connection between such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("NON-EXCLUDED TAXES") or Other Taxes are required to be withheld from any amounts payable to any Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non- Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time the Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to Section 2.20(a).

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for the account of the relevant Agent or Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agents and the Lenders for any incremental taxes, interest or penalties that may become payable by any Agent or any Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (d) Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "NON-U.S. LENDER") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of (X) U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or (Y) in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest" (i) a statement substantially in the form of Exhibit F, (ii) a Form W-8BEN and (iii) to the extent legally entitled to do so, upon reasonable request by the Borrower, such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Agreement and any Notes, provided that in determining the reasonableness of a request under this clause (iii) such Lender shall be entitled to consider the cost (to the extent unreimbursed by the Borrower) which would be imposed on such Lender of complying with such request, and (Z) in the case of a Participant, the Lender from which the related participation shall have been purchased shall deliver to the Borrower and the Administrative Agent two copies of U.S. Internal Revenue Service Form W-8IMY, and in the case of (X), (Y) and (Z), any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant and the Lender from which the related participation shall have been purchased, on or before the date such Participant purchases the related participation). In addition, each Non-U.S.

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

Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

                  2.21 INDEMNITY. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurocurrency Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment or conversion of Eurocurrency Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurocurrency market. If any Lender becomes entitled to claim any amounts under the indemnity contained in this Section, it shall provide prompt notice thereof to the Borrower, through the Administrative Agent, certifying (x) that one of the events described in clause (a), (b) or (c) of the first sentence of this Section has occurred and describing in reasonable detail the nature of such event, (y) as to the loss or expense sustained or incurred by such Lender as a consequence thereof and (z) as to the amount for which such Lender seeks indemnification hereunder and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any indemnification pursuant to this Section submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.22 ILLEGALITY. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain any Eurocurrency Loans as contemplated by this Agreement ("AFFECTED EUROCURRENCY LOANS"), (a) such Lender shall promptly give written notice of such circumstances to the Borrower and the Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Affected Eurocurrency Loans, continue Affected Eurocurrency Loans as such and convert a Base Rate Loan to an Affected Eurocurrency Loan shall forthwith be cancelled, and, until such time as it shall no longer be unlawful for such Lender to make or maintain such Affected Eurocurrency Loans, such Lender shall then have a commitment only to make a Base Rate Loan when an Affected Eurocurrency Loan is requested (to the extent otherwise permitted by Section 2.13), (c) such Lender's Loans then outstanding as Affected Eurocurrency Loans, if any, shall be converted automatically to Base Rate Loans (in the case of Loans denominated in Dollars) on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law (to the extent otherwise permitted by Section 2.13) and (d) such Lender's Loans then outstanding as Affected Eurocurrency Loans, if any, not otherwise permitted to be converted to Base Rate Loans by Section 2.13 shall, upon notice to the Borrower, be prepaid with accrued interest thereon on the last day of the then current Interest Period with respect thereto (or such earlier date as may be required by any such Requirement of Law). If any such conversion or prepayment of an Affected Eurocurrency Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the applicable Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to
Section 2.21.

                  2.23 CERTAIN RULES RELATING TO THE PAYMENT OF ADDITIONAL AMOUNTS. (a) Upon the request, and at the expense, of the Borrower, each Lender to which the Borrower is required to pay any additional amount pursuant to
Section 2.19 or 2.20, and any participant in respect of whose participation such payment is required, shall reasonably afford the Borrower the opportunity to contest, and reasonably cooperate with the Borrower in contesting, the imposition of any Non-Excluded Tax giving rise to such payment; provided that
(i) such Lender shall not be required to afford the Borrower the opportunity so to contest unless the Borrower shall have confirmed in writing to such Lender its obligation to pay such amounts pursuant to this Agreement and (ii) the Borrower shall reimburse such Lender for its reasonable attorneys' and accountants' fees and disbursements incurred in so cooperating with the Borrower in contesting the imposition of such Non-Excluded Tax; provided, however, that notwithstanding the foregoing no Lender shall be required to afford the Borrower the opportunity to contest, or cooperate with the Borrower in contesting, the imposition of any Non-Excluded Taxes, if such Lender in its sole discretion in good faith determines that to do so would have an adverse effect on it.

                  (b) If a Lender changes its applicable lending office (other than pursuant to paragraph (c) below) and the effect of such change, as of the date of such change, would be to cause the Borrower to become obligated to pay any additional amount under Section 2.19 or 2.20, the Borrower shall not be obligated to pay such additional amount.

                  (c) If a condition or an event occurs which would, or would upon the passage of time or giving of notice, result in payment of any additional amount to any Lender by the Borrower pursuant to Section 2.19 or 2.20, such Lender shall promptly notify the Borrower and the Administrative Agent and shall take such steps as may reasonably be available to it to mitigate the effects of such condition or event (which shall include efforts to rebook the Loans held by such Lender at another lending office, or through another branch or an affiliate, of such Lender); provided that such Lender shall not be required to take any step that, in its reasonable judgment, would be disadvantageous to its business or operations or would require it to incur additional costs (unless such Borrower agrees to reimburse such Lender for the reasonable incremental out-or-pocket costs thereof).

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

                  (d) If the Borrower shall become obligated to pay additional amounts pursuant to Section 2.19 or 2.20 and any affected Lender shall not have promptly taken steps necessary to avoid the need for payments under Section 2.19 or 2.20, the Borrower shall have the right, for so long as such obligation remains, (x) with the assistance of the Administrative Agent, to seek one or more substitute Lenders reasonably satisfactory to the Administrative Agent and the Borrower to purchase the affected Loan in whole or in part, at an aggregate price no less than such Loan's principal amount plus accrued interest, and assume the affected obligations under this Agreement, or
(y) upon at least four Business Days irrevocable notice to the Administrative Agent, to prepay the affected Loan, in whole or in part, subject to Section 2.19 or 2.20, without premium or penalty. In the case of the substitution of a Lender, the Borrower, the Administrative Agent, the affected lender, and any substitute Lender shall execute and deliver an appropriately completed Assignment and Acceptance pursuant to Section 10.6(c) to effect the assignment of rights to, and the assumption of obligations by, the substitute Lender; provided, that any fees required to be paid by Section 10.6(e) in connection with such assignment shall be paid by the Borrower or the substitute Lender and provided, further, that the Borrower shall be obligated to pay to the affected Lender an amount equal to any amount that would have been payable to such Lender pursuant to Section 2.21 if the affected Loan had been prepaid in full on the date of the assignment thereof pursuant to this paragraph. In the case of a prepayment of an affected Loan, the amount specified in the notice shall be due and payable on the date specified therein, together with any accrued interest to such date on the amount prepaid. In the case of each of the substitution of a Lender and of the prepayment of an affected Loan, the Borrower shall first pay the affected Lender any additional amounts owing under Sections 2.19 and 2.20 (as well as any commitment fees and other amounts then due an owing to such Lender, including, without limitation, any amounts under Section 2.21) prior to such substitution or prepayment.

                  (e) If the Administrative Agent or any Lender or any Participant receives a refund directly attributable to taxes for which the Borrower has made additional payments pursuant to Section 2.19(a) or 2.20(a), the Administrative Agent or such Lender, as the case may be, shall promptly pay such refund (together with any interest with respect thereto received from the relevant taxing authority) to the Borrower, provided, however, that the Borrower agrees promptly to return such refund (together with any interest with respect thereto due to the relevant taxing authority) (free of all Non-Excluded Taxes) to the Administrative Agent or the applicable Lender, as the case may be, upon receipt of a notice that such refund is required to be repaid to the relevant taxing authority.

                  (f)      The obligations of a Lender or Participant under this
Section 2.23 shall survive the termination of this Agreement and the payment of the Loans and all amounts payable hereunder.

         Section 3. LETTERS OF CREDIT.

                  3.1 L/C COMMITMENT. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in Section 3.4(a), agrees to issue letters of credit ("LETTERS OF CREDIT") for the account of the Borrower on any Business Day during the Revolving Credit Commitment Period denominated in

Dollars or an Alternative Currency in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Credit Commitments would be less than zero. Each Letter of Credit shall (1) be denominated in Dollars or an Alternative Currency and (2) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date which is five Business Days prior to the Revolving Credit Termination Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above). Each Letter of Credit shall be either (A) a standby letter of credit issued to support obligations of the Borrower or any of its Subsidiaries, contingent or otherwise, which finance the working capital and business needs of the Borrower and its Subsidiaries incurred in the ordinary course of business, or (B) a commercial letter of credit in respect of the purchase of goods or services by the Borrower or any of its Subsidiaries in the ordinary course of business.

                  (b) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

                  3.2 PROCEDURE FOR ISSUANCE OF LETTER OF CREDIT. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, with a copy to the Administrative Agent, completed to the satisfaction of the Issuing Lender and specifying the currency in which the Letter of Credit is to be issued, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

                  3.3 COMMISSIONS, FEES AND OTHER CHARGES. (a) The Borrower will pay a commission on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurocurrency Loans under the Revolving Credit Facility, shared ratably among the Revolving Credit Lenders and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date (calculated, in the case of Letters of Credit denominated in Alternative Currencies, based upon the respective Assigned Dollar Values for such Letters of Credit). In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee of 1/4 of 1% per annum of the face amount of each Letter of Credit issued, payable quarterly in arrears on each L/C Fee Payment Date after the Issuance Date.

                  (b) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

                  3.4 L/C PARTICIPATIONS. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

                  (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans under the Revolving Credit Facility. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be

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

returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

                  3.5 REIMBURSEMENT OBLIGATION OF THE BORROWER. The Borrower agrees to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender for the amount of (a) such draft so paid (calculated, in the case of a Letter of Credit denominated in an Alternative Currency, based upon the Dollar Equivalent of such draft) and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds on the date which the Borrower receives such notice, if received prior to 11:00 A.M., New York City time, on a Business Day and, otherwise, on the next succeeding Business Day. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Section from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing, Section 2.15(b) and (ii) thereafter, Section 2.15(c). Each drawing under any Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of Section 8(f) shall have occurred and be continuing with respect to the Borrower, in which case the procedures specified in Section 3.4 for funding by L/C Participants shall apply) constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to Section
2.5 of Base Rate Loans (or, at the option of the Administrative Agent and the Swing Line Lender in their sole discretion, a borrowing pursuant to Section 2.7 of Swing Line Loans) in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the date of such drawing.

                  3.6 OBLIGATIONS ABSOLUTE. The Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards or care specified in

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

the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

                  3.7 LETTER OF CREDIT PAYMENTS. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit, provided that this paragraph shall not relieve the Issuing Lender of any liability resulting from the gross negligence or willful misconduct of the Issuing Lender or otherwise effect any defense or other right that the Borrower may have as a result of such gross negligence or willful misconduct.

                  3.8 APPLICATIONS. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

         Section 4. REPRESENTATIONS AND WARRANTIES. To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

                  4.1 FINANCIAL CONDITION. (a) The unaudited pro forma consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at June 30, 2003 (including the notes thereto) (the "PRO FORMA BALANCE SHEET"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the Loans to be made on the Closing Date and the use of the proceeds thereof and (ii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information reasonably available to the Borrower as of the date of delivery thereof and presents fairly in all material respects on a pro forma basis the estimated financial position of the Borrower and its consolidated Subsidiaries as at June 30, 2003, assuming that the events specified in the preceding sentence had actually occurred at such date.

                  (b) The audited consolidated balance sheets of the Borrower as at December 31, 2001 and December 31, 2002, and the related consolidated statements of operations and of cash flows for the fiscal years ended on such dates, reported on by Arthur Andersen LLP and Ernst & Young LLP, respectively, present fairly, in all material respects, the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of the Borrower as at June 30, 2003, and the related unaudited consolidated statements of operations and cash flows for the six-month period ended on such date, present fairly, in all material respects, the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the six-month period then ended

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

(subject to normal year-end audit adjustments and any other adjustments described therein). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as stated in the financial statements, including the related notes, and except that the quarterly financial statements do not contain all of the footnote disclosures required by GAAP). During the period from June 30, 2003 to and including the date hereof there has been no Disposition by the Borrower and its consolidated Subsidiaries of any material part of its business or Property, taken as a whole.

                  4.2 NO CHANGE. Since December 31, 2002, there has been no development or event which has had or would reasonably be expected to have a Material Adverse Effect.

                  4.3 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction other than where the absence of such qualification would not reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  4.4 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices described in
Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect, (ii) the filings referred to in Section 4.19 and (iii) consents, authorizations, notices and filings which the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect. This Agreement has been duly executed by the Borrower, and each of the other Loan Documents have been, or will be, duly executed and delivered on behalf of each Loan Party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

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

                  4.5 NO LEGAL BAR. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of the Borrower or any of its Subsidiaries in any respect that would reasonably be expected to have a Material Adverse Effect, and will not result in, or require, the creation or imposition of any Lien other than Liens permitted by Section 7.3 on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

                  4.6 NO MATERIAL LITIGATION. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of their respective properties or revenues, (a) which is so pending or threatened at any time on or prior to the date hereof and relates to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (b) which would reasonably be expected to have a Material Adverse Effect.

                  4.7 NO DEFAULT. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which would reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  4.8 OWNERSHIP OF PROPERTY; LIENS. Each of the Borrower and its Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material Property, and none of such Property is subject to any Lien except as permitted by Section 7.3.

                  4.9 INTELLECTUAL PROPERTY. The Borrower and each of its Subsidiaries owns, or has the legal right to use, all patents, patent applications, trademarks, trademark applications, trade names, copyrights, technology, know-how and processes necessary for each of them to conduct its business as currently conducted (the "INTELLECTUAL PROPERTY") except for those the failure to own or have such legal right to use would not reasonably be expected to have a Material Adverse Effect. Except as provided on Schedule 4.9, no material claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any such claim, and except as provided on Schedule 4.9, to the knowledge of the Borrower, the use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringement which in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                  4.10 TAXES. To the knowledge of the Borrower, the Borrower and each of its Subsidiaries has filed or caused to be filed all U.S. Federal, state and other material tax returns which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments of which it has received notice made against it or any of its Property and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority and no tax Lien has been filed, and, no claim is being asserted, with respect to any such tax, fee or other charge (other than any amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be) except as set forth on Schedule 4.10 hereto.

                  4.11 FEDERAL REGULATIONS. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose which violates the provisions of such Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in Regulation U.

                  4.12 LABOR MATTERS. There are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened that (individually or in the aggregate) would reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters except where such violations (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect.

                  4.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, which, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code except where such Reportable Event, "Accumulated Funding Deficiency", or non-compliance, individually or in the aggregate, has not resulted and is not reasonably likely to result in a Material Adverse Effect. No termination of a Single Employer Plan has occurred (other than a standard termination pursuant to Section 4041(b) of ERISA), and no Lien on the property of the Borrower or its Subsidiaries in favor of the PBGC or a Plan has arisen, during such five-year period which has resulted or is reasonably likely to result in a Material Adverse Effect. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount which has resulted or is reasonably likely to result in a Material Adverse Effect. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan which has resulted or is reasonably likely to result in a Material Adverse Effect, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA which is reasonably likely to result in a Material Adverse Effect if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the annual valuation date most closely preceding the date on which this representation is made or deemed made. No Multiemployer Plan is in Reorganization or Insolvent.

                  4.14 INVESTMENT COMPANY ACT; OTHER REGULATIONS. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits its ability to incur Indebtedness as contemplated hereby.

                  4.15     SUBSIDIARIES. The Subsidiaries listed on Schedule
4.15 constitute all the Subsidiaries of the Borrower at the date hereof; such
Schedule identifies all such Subsidiaries which constitute Excluded Foreign Subsidiaries.

                  4.16 USE OF PROCEEDS. The proceeds of the Term Loans shall be used to refinance the Existing Notes, refinance the Existing Loans and pay fees and expenses related thereto. The proceeds of the Revolving Credit Loans and the Swing Line Loans, and the Letters of Credit, shall be used for general corporate purposes and, with respect to Revolving Credit Loans only, to refinance up to $6,000,000 of the Existing Notes and the Existing Loans.

                  4.17     ENVIRONMENTAL MATTERS. Other than as set forth in
Schedule 4.17 hereto:

                  (a) The facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the "PROPERTIES") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances which (i) constitute or constituted a violation of, or (ii) could give rise to liability under, any Environmental Law, except in either case insofar as such violation or liability, or any aggregation thereof, would not reasonably be expected to result in a Material Adverse Effect.

                  (b) The Properties and all operations at the Properties are in compliance, and within the period of all applicable statutes of limitation have been in compliance, with all applicable Environmental Laws except as in the aggregate could not reasonably be expected to result in a Material Adverse Effect; there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Borrower or any of its Subsidiaries (the "BUSINESS") which would reasonably be expected to result in a Material Adverse Effect or materially impair the fair saleable value thereof.

                  (c) Neither the Borrower nor any of its Subsidiaries has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened, except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that would reasonably be expected to result in a Material Adverse Effect.

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                  (d)      Materials of Environmental Concern have not been
transported or disposed of from the Properties in violation of, or in a manner or to a location which could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, would not reasonably be expected to result in a Material Adverse Effect.

                  (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business, except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, would not reasonably be expected to result in a Material Adverse Effect.

                  (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, would not reasonably be expected to result in a Material Adverse Effect.

                  4.18 ACCURACY OF INFORMATION, ETC. No written statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished to the Administrative Agent or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the Closing Date, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which such statements were made. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

                  4.19 COLLATERAL. (a) The Guarantee and Collateral Agreement and the Patent and Trademark Security Agreement are effective to continue in favor of the Administrative Agent, for the benefit of the Secured Parties (as defined in the Guarantee and Collateral Agreement), a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when any stock certificates representing such Pledged Stock are

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transferred by the Existing Administrative Agent to the Administrative Agent,
the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Pledged Stock and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person. In the case of the Collateral (other than the Pledged Stock) described in the Guarantee and Collateral Agreement and the Patent and Trademark Security Agreement, the Guarantee and Collateral Agreement and the Patent and Trademark Security Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except Liens permitted by Section 7.3). Schedule 4.19(a) lists each UCC Financing Statement that (i) names any Loan Party as debtor and (ii) will remain on file after the Closing Date.

                  (b) Each of the Mortgages is effective to continue in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof; and when the Mortgage Amendments are filed in the offices specified on Schedule 4.19(b) (in the case of the Existing Mortgages) or in the recording office designated by the Borrower (in the case of any Mortgage to be executed and delivered pursuant to Section 6.9(b)), each Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties described therein and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person (other than Persons holding Liens or other encumbrances or rights permitted by the relevant Mortgage).

                  4.20 SOLVENCY. Each Loan Party is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith will be Solvent.

                  4.21 REGULATION H. No Mortgage encumbers improved real property which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

                  4.22 OWNERSHIP OF STOCK. On the Closing Date all the issued and outstanding Capital Stock of the Borrower (other than the Preference Stock and the Senior Preferred Stock) will be owned by the Sponsors and certain of the management stockholders of the Borrower.

                  4.23 SENIOR INDEBTEDNESS. The Obligations constitute "Senior Indebtedness" of the Borrower under and as defined in the Senior Subordinated Note Indenture, the Senior Preferred Stock Certificate of Designation, the Exchange Debenture Indenture and the Preference Stock Certificate of Designation. The obligations of each Subsidiary Guarantor under the Guarantee and Collateral Agreement and the Patent and Trademark Security Agreement, as the case may be, constitute "Guarantor Senior Indebtedness" of such Subsidiary Guarantor under

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and as defined in the Senior Subordinated Note Indenture and the Exchange
Debenture Indenture.

                  4.24 MORTGAGED PROPERTY. Set forth on Schedule 1.1B is a list of each piece of domestic real property that will be owned by the Borrower or any of its Subsidiaries on the Closing Date that has a value (together with the improvements thereto) of at least $1,000,000.

         Section  5. CONDITIONS PRECEDENT.

                  5.1 CONDITIONS TO INITIAL EXTENSION OF CREDIT. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

                  (a) LOAN DOCUMENTS. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, (ii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of the Borrower and each Subsidiary Guarantor, (iii) the Patent and Trademark Security Agreement, executed and delivered by a duly authorized officer of each Loan Party, (iv) a Mortgage Amendment with respect to each of the Existing Mortgages, (v) a Lender Addendum executed and delivered by each Lender and accepted by the Borrower and (vi) for the account of each requesting Lender, Notes conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Borrower.

                  (b) CAPITAL STRUCTURE. (i) The capital structure of each Loan Party after the transactions contemplated hereby shall be satisfactory in all respects, (ii) the terms of all material Indebtedness and preferred stock of each Loan Party shall be reasonably satisfactory to the Administrative Agent on the Closing Date and (iii) the Administrative Agent shall have received evidence reasonably satisfactory to it of the Borrower providing notices of redemption for the Existing Notes to the trustee under, and the holders of, the Existing Notes.

                  (c) EXISTING CREDIT AGREEMENT. The Lenders under the Existing Credit Agreement shall have received all accrued and unpaid principal, interest, fees, commissions and other amounts owing under the Existing Credit Agreement.

                  (d) PRO FORMA BALANCE SHEET; FINANCIAL STATEMENTS. The Lenders shall have received (i) the Pro Forma Balance Sheet, (ii) audited consolidated financial statements of the Borrower and its Subsidiaries for the 2002 and 2001 fiscal years and (iii) unaudited interim consolidated financial statements of the Borrower and its Subsidiaries for each fiscal month and quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause (ii) of this paragraph as to which such financial statements are available.

                  (e) BUSINESS PLAN. The Lenders shall have received a satisfactory business plan for fiscal years 2003 to 2009 and a satisfactory written analysis of the business and

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prospects of the Borrower and its subsidiaries for the period from the Closing
Date through the Tranche B Term Loan Maturity Date.

                  (f) SOLVENCY ANALYSIS. The Lenders shall have received a reasonably satisfactory solvency analysis certified by the chief financial officer of the Borrower which shall document the solvency of the Borrower and its Subsidiaries considered as a whole after giving effect to the transactions contemplated hereby.

                  (g) ENVIRONMENTAL MATTERS. The Lenders shall have completed an environmental due diligence investigation of the real property owned or leased by the Borrower and its subsidiaries, in scope and with results satisfactory to the Lenders, and be otherwise satisfied with the environmental affairs of the Borrower and its Subsidiaries.

                  (h) APPROVALS. All material governmental and third party approvals (including landlords' and other consents) necessary or, in the discretion of the Administrative Agent, advisable in connection with the Pro Forma Events, the financing contemplated hereby and the continuing operations the Borrower and its Subsidiaries and the transactions contemplated hereby shall have been obtained and be in full force and effect.

                  (i) FEES. The Lenders and the Administrative Agent shall have received all fees required to be paid by the Borrower to the Administrative Agent or the Lenders in connection herewith, and all expenses for which invoices have been presented, on or before the Closing Date.

                  (j) CLOSING CERTIFICATE. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit G, with appropriate insertions and attachments.

                  (k) OFFICER'S CERTIFICATE. The Administrative Agent shall have received, with a counterpart for each Lender, an officer's certificate from the chief financial officer of the Borrower reasonably satisfactory to the Lenders, which shall document compliance by the Borrower under the Senior Subordinated Note Indenture, the Exchange Debenture Indenture, the Senior Preferred Stock Certificate of Designation and the Preference Stock Certificate of Designation after giving effect to the transactions contemplated hereby.

                  (l) LEGAL OPINIONS. The Administrative Agent shall have received the legal opinion of Stroock & Stroock & Lavan LLP, counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit H, and such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

                  (m) PLEDGED STOCK; STOCK POWER; PLEDGED NOTES. The Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note pledged to the Administrative Agent pursuant to

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

the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank satisfactory to the Administrative Agent) by the pledgor thereof.

                  (n) LIEN SEARCHES. The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions in which Uniform Commercial Code financing statements or other filings or recordations have been or should be made to evidence or perfect security interests in all assets of the Loan Parties, and such search shall reveal no liens on any of the assets of the Loan Parties, except for Liens permitted by
Section 7.3 or Liens to be discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agent.

                  (o) FILINGS, REGISTRATIONS AND RECORDINGS. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall be in proper form for filing, registration or recordation.

                  (p) TITLE INSURANCE CONFIRMATION REGARDING EXISTING MORTGAGES. (i) The Administrative Agent shall have received from the applicable title insurance company endorsements to each of the title insurance policies (except the title insurance policy for the Florida Property) issued pursuant to the terms of the Existing Credit Agreement (the "EXISTING POLICIES") stating (a) that the estates insured by the Existing Policies are subject to no mechanics liens, judgment liens, tax liens, mortgages, or other intervening liens or encumbrances which could have priority over the Liens created by the Existing Mortgages as amended by the Mortgage Amendments and (b) that the modification of the indebtedness contemplated by this Agreement does not, in any way, affect the priority of the Liens created by the Existing Mortgages as amended by the Mortgage Amendments.

                  (q) MORTGAGE AMENDMENTS. The Administrative Agent shall have received an amendment to each of the Existing Mortgages (collectively, the "MORTGAGE AMENDMENTS"), in recordable form, which assigns such Existing Mortgages to the Administrative Agent and modifies the respective Existing Mortgages to secure the Indebtedness hereunder and under the other Loan Documents as such Indebtedness is modified and increased after giving effect to this Agreement, which Mortgage Amendments shall be satisfactory to the Administrative Agent in all respects.

                  (r) INSURANCE. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 5.3(b) of the Guarantee and Collateral Agreement.

                  (s) MINIMUM RATING. The Facilities shall have received a prospective senior secured credit rating of not less than B1 from Moody's (with a negative outlook) and B from S&P (with a stable outlook), both of which ratings shall be in effect on the Closing Date.

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                  5.2      CONDITIONS TO EACH EXTENSION OF CREDIT. The agreement
of each Lender to make any extension of credit requested to be made by it on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

                  (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall, except to the extent that they speak as of a particular date (in which case they shall be true as of such date), be true and correct in all material respects on and as of such date as if made on and as of such date.

                  (b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

                  Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied.

         Section 6. AFFIRMATIVE COVENANTS. The Borrower hereby agrees that, from and after the Closing Date and so long as the Revolving Credit Commitments remain in effect, and thereafter until payment in full of the Loans, all Reimbursement Obligations and any other amount then due and owing to any Lender or the Administrative Agent hereunder and under any Note and termination or expiration of all Letters of Credit, the Borrower shall (except in the case of delivery of financial information, reports and notices) and shall cause each of its Subsidiaries to:

                  6.1 FINANCIAL STATEMENTS. Furnish to the Administrative Agent for delivery to each Lender:

                  (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of operations and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing;

                  (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of operations and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit and other adjustments); and

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                  (c)      as soon as available, but in any event not later than
45 days after the end of each month occurring during each fiscal year of the Borrower (other than the third, sixth, ninth and twelfth such month), the unaudited consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such month and the related unaudited consolidated statements of operations and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

                  all such financial statements delivered pursuant to Section 6.1(a), 6.1(b) and 6.1(c) shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                  6.2 CERTIFICATES; OTHER INFORMATION. Furnish to the Administrative Agent for delivery to each Lender, or, in the case of clause (f), to the relevant Lender:

                  (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default insofar as the same relates to any financial accounting matters covered by their audit, except as specified in such certificate;

                  (b) concurrently with the delivery of the financial statements pursuant to Section 6.1(a) and (b), (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (ii) a Compliance Certificate containing all information necessary for determining compliance by the Borrower and its Subsidiaries with the provisions of Sections 7.1 and 7.7 (in the case where such Certificate is being delivered together with the financial statements required pursuant to
Section 6.1(a)) and 2.12(c) of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, and (iii) to the extent not previously disclosed to the Administrative Agent, a listing of any county or state within the United States where any Loan Party keeps inventory or equipment and of any Intellectual Property acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (iii) (or, in the case of the first such list so delivered, since the Closing Date);

                  (c) as soon as available, and in any event no later than 30 days after the end of each fiscal year of the Borrower, a consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected cash flow, projected

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

changes in financial position and projected income), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "PROJECTIONS"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer to the effect that such Responsible Officer believes such Projections to have been prepared on the basis of reasonable assumptions;

                  (d) within five Business Days after the same are sent, copies of all financial statements and reports which the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five Business Days after the same are filed, notification of filing or copies of all financial statements and reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

                  (e) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                  6.3 PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

                  6.4 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE, ETC. (a) (i) Preserve, renew and keep in full force and effect its corporate existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) and (with respect to Subsidiaries) clause (i) above, to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  6.5 MAINTENANCE OF PROPERTY; INSURANCE. (a) Keep all Property useful and necessary in its business taken as a whole in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all such Property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

                  6.6 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all material Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender to visit and inspect any of its properties and examine and, to the extent reasonable,

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

make abstracts from any of its books and records at any reasonable time and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants in each case at any reasonable time, upon reasonable notice and as often as reasonably desired.

                  6.7 NOTICES. Give notice to the Administrative Agent and each Lender:

                  (a) as soon as possible after a Responsible Officer of the Borrower knows or reasonably should know thereof, of the occurrence of any Default or Event of Default;

                  (b) as soon as possible after a Responsible Officer of the Borrower knows or reasonably should know thereof, of any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries other than as previously disclosed in writing to the Lenders or
(ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                  (c) as soon as possible after a Responsible Officer of the Borrower knows or reasonably should know thereof, of any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $2,500,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

                  (d) promptly of the following events, as soon as possible and in any event within 30 days after a Responsible Officer of the Borrower knows or reasonably should know thereof: (i) the occurrence of any Reportable Event with respect to any Single Employer Plan, a failure to make any required contribution to a Single Employer Plan or Multiemployer Plan, the creation of any Lien on the property of the Borrower and its Subsidiaries in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other formal action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan which could reasonably be expected to result in the withdrawal from, or the termination, Reorganization or Insolvency of, any Single Employer or Multiemployer Plan; provided, however, that no such notice will be required under clause (i) or (ii) above unless the event giving rise to such notice, when aggregated with all other such events under clause (i) or (ii) above, could be reasonably expected to result in liability to the Borrower or its Subsidiaries in an amount that would exceed $1,000,000; and

                  (e) as soon as possible after a Responsible Officer of the Borrower knows or reasonably should know thereof, of any development or event which has had or could reasonably be expected to have a Material Adverse Effect. Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Subsidiary proposes to take with respect thereto.

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                  6.8      ENVIRONMENTAL LAWS. (a) Comply in all material
respects with, and take reasonable efforts to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under applicable Environmental Laws and in a timely manner comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

                  6.9 ADDITIONAL COLLATERAL, ETC. (a) With respect to any Property acquired after the Closing Date by the Borrower or any of its Subsidiaries (other than (x) any Property described in paragraph (b), (c) or (d) below and (y) any Property subject to a Lien expressly permitted by Section 7.3(g)) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement, the Patent and Trademark Security Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such Property and
(ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected security interest in such Property, including without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement, the Patent and Trademark Security Agreement or by law or as may be requested by the Administrative Agent.

                  (b) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $1,000,000 (or $250,000 if an Event of Default exists) acquired after the Closing Date by the Borrower or any of its Subsidiaries (other than any such real property subject to a Lien expressly permitted by Section 7.3(g)), promptly (i) execute and deliver a first priority Mortgage in favor of the Administrative Agent, for the benefit of the Lenders, covering such real property, (ii) if reasonably requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real estate (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if reasonably requested by the Administrative Agent and the value of the real property is at least $2,500,000 ($500,000 if an Event of Default exists), deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (c) With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Closing Date (which, for the purposes of this paragraph

(c), shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary), by the Borrower or any of its Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary which is owned by the Borrower or any of its Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and the Patent and Trademark Security Agreement (if applicable) and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected security interest in the Collateral described in the Guarantee and Collateral Agreement and the Patent and Trademark Security Agreement (if applicable) with respect to such new Subsidiary, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (d) With respect to any new Foreign Subsidiary created or acquired after the Closing Date by the Borrower and/or any of its Domestic Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Foreign Subsidiary which is owned by the Borrower or any of its Domestic Subsidiaries (provided that in no event shall shares of Capital Stock of such new Foreign Subsidiary having more than 65% of the aggregate voting power of all such total outstanding Capital Stock of any such new Foreign Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Domestic Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Lien of the Administrative Agent thereon, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (e) In the event that any Subsidiary of the Borrower which is not a Subsidiary Guarantor becomes a guarantor with respect to the Senior Subordinated Notes or the Subordinated Exchange Debentures, the Borrower shall simultaneously (i) cause such Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such Subsidiary, including, without limitation, the filing of Uniform Commercial

Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent, and (ii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (f) In the event the Borrower does not Dispose of the Florida Property within 60 days after the Closing Date, the Borrower shall promptly, and in any event within 90 after the Closing Date, deliver to the Administrative Agent an endorsement satisfactory to the Administrative Agent from the applicable title insurance company to the title insurance policy issued for the Florida Property pursuant to the terms of the Existing Credit Agreement stating (i) that the estates insured by such title insurance policy are subject to no mechanics liens, judgment liens, tax liens, mortgages, or other intervening liens or encumbrances which could have priority over the Liens created by the Existing Mortgage on the Florida Property, as amended by the Mortgage Amendment to the Florida Property and (ii) that the modification of the indebtedness by this Agreement does not, in any way, affect the priority of the Liens created by the Existing Mortgage on the Florida Property, as amended by the Mortgage Amendment to the Florida Property.

                  6.10 INTEREST HEDGE AGREEMENTS. In the case of the Borrower, promptly enter into Interest Hedge Agreements in respect of the Term Loans if necessary at any time to provide that at least 50% of the aggregate principal amount of Indebtedness of the Borrower (including subordinated Indebtedness) bears interest at a fixed (rather than floating) interest rate after giving effect to any Interest Hedge Agreements in effect with respect thereto, which Interest Hedge Agreements shall have terms and conditions reasonably satisfactory to the Administrative Agent.

         Section 7. NEGATIVE COVENANTS. The Borrower hereby agrees that, from and after the Closing Date and so long as the Revolving Credit Commitments remain in effect, and thereafter until payment in full of the Loans, all Reimbursement Obligations and any other amount then due and owing to any Lender or the Administrative Agent hereunder and under any Note and termination or expiration of all Letters of Credit, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

                  7.1 FINANCIAL CONDITION COVENANTS. (a) CONSOLIDATED LEVERAGE RATIO. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

                                      Consolidated Leverage
  Fiscal Quarter                              Ratio
------------------                    ---------------------
December 31, 2003                         5.25 to 1.00
March 31, 2004                            5.10 to 1.00
June 30, 2004                             5.00 to 1.00
September 30, 2004                        4.85 to 1.00
December 31, 2004                         4.60 to 1.00

                                     Consolidated Leverage
  Fiscal Quarter                              Ratio
------------------                   ---------------------
March 31, 2005                            4.50 to 1.00
June 30, 2005                             4.25 to 1.00
September 30, 2005                        4.25 to 1.00
December 31, 2005                         4.25 to 1.00
March 31, 2006                            3.75 to 1.00
June 30, 2006                             3.75 to 1.00
September 30, 2006                        3.50 to 1.00
December 31, 2006                         3.50 to 1.00
March 31, 2007                            3.00 to 1.00
June 30, 2007                             3.00 to 1.00
September 30, 2007                        3.00 to 1.00
December 31, 2007                         3.00 to 1.00
March 31, 2008                            3.00 to 1.00
June 30, 2008                             3.00 to 1.00
September 30, 2008                        3.00 to 1.00
December 31, 2008                         3.00 to 1.00
March 31, 2009                            3.00 to 1.00
June 30, 2009                             3.00 to 1.00
September 30, 2009                        3.00 to 1.00

                  (b) CONSOLIDATED SENIOR DEBT RATIO. Permit the Consolidated Senior Debt Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to exceed [Omitted*] the ratio set forth below opposite such fiscal quarter under the column "Consolidated Senior Debt Ratio" [Omitted*]:

                       Consolidated Senior
  Fiscal Quarter           Debt Ratio
------------------     -------------------
December 31, 2003         2.75 to 1.00           [Omitted*]
March 31, 2004            2.60 to 1.00
June 30, 2004             2.50 to 1.00
September 30, 2004        2.50 to 1.00
December 31, 2004         2.25 to 1.00
March 31, 2005            2.15 to 1.00
June 30, 2005             2.00 to 1.00
September 30, 2005        2.00 to 1.00
December 31, 2005         1.85 to 1.00
March 31, 2006            1.75 to 1.00
June 30, 2006             1.60 to 1.00
September 30, 2006        1.60 to 1.00
December 31, 2006         1.50 to 1.00


* The omitted text has been filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                       Consolidated Senior
  Fiscal Quarter           Debt Ratio
------------------     -------------------
March 31, 2007            1.50 to 1.00            [Omitted*]
June 30, 2007             1.50 to 1.00
September 30, 2007        1.50 to 1.00
December 31, 2007         1.50 to 1.00
March 31, 2008            1.50 to 1.00
June 30, 2008             1.50 to 1.00
September 30, 2008        1.50 to 1.00
December 31, 2008         1.50 to 1.00
March 31, 2009            1.50 to 1.00
June 30, 2009             1.50 to 1.00
September 30, 2009        1.50 to 1.00


                  (c) CONSOLIDATED INTEREST COVERAGE RATIO. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                                  Consolidated
  Fiscal Quarter             Interest Coverage Ratio
------------------           -----------------------
December 31, 2003                2.60 to 1.00
March 31, 2004                   2.60 to 1.00
June 30, 2004                    2.60 to 1.00
September 30, 2004               2.60 to 1.00
December 31, 2004                2.70 to 1.00
March 31, 2005                   2.70 to 1.00
June 30, 2005                    2.70 to 1.00
September 30, 2005               2.75 to 1.00
December 31, 2005                2.75 to 1.00
March 31, 2006                   2.75 to 1.00
June 30, 2006                    3.00 to 1.00
September 30, 2006               3.00 to 1.00
December 31, 2006                3.00 to 1.00
March 31, 2007                   3.25 to 1.00
June 30, 2007                    3.25 to 1.00
September 30, 2007               3.25 to 1.00
December 31, 2007                3.25 to 1.00
March 31, 2008                   3.25 to 1.00
June 30, 2008                    3.25 to 1.00
September 30, 2008               3.25 to 1.00
December 31, 2008                3.25 to 1.00
March 31, 2009                   3.25 to 1.00
June 30, 2009                    3.25 to 1.00
September 30, 2009               3.25 to 1.00


* The omitted text has been filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                  (d) CONSOLIDATED FIXED CHARGE COVERAGE RATIO. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                              Consolidated Fixed
  Fiscal Quarter             Charge Coverage Ratio
------------------           ---------------------
December 31, 2003                1.45 to 1.00
March 31, 2004                   1.45 to 1.00
June 30, 2004                    1.35 to 1.00
September 30, 2004               1.35 to 1.00
December 31, 2004                1.35 to 1.00
March 31, 2005                   1.30 to 1.00
June 30, 2005                    1.30 to 1.00
September 30, 2005               1.30 to 1.00
December 31, 2005                1.35 to 1.00
March 31, 2006                   1.35 to 1.00
June 30, 2006                    1.35 to 1.00
September 30, 2006               1.35 to 1.00
December 31, 2006                1.35 to 1.00
March 31, 2007                   1.35 to 1.00
June 30, 2007                    1.35 to 1.00
September 30, 2007               1.35 to 1.00
December 31, 2007                1.35 to 1.00
March 31, 2008                   0.85 to 1.00
June 30, 2008                    0.85 to 1.00
September 30, 2008               0.85 to 1.00
December 31, 2008                0.85 to 1.00

                  7.2 LIMITATION ON INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness of any Loan Party pursuant to any Loan Document;

                  (b) (i) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary Guarantor to the Borrower or any other Subsidiary, (ii) Indebtedness of any Foreign Subsidiary to the Borrower or any Subsidiary Guarantor in an aggregate amount not to exceed $10,000,000 at any one time outstanding (provided, that such Indebtedness shall be evidenced by an Intercompany Note and such Intercompany Note shall be pledged to the Administrative Agent pursuant to the Guarantee and Collateral Agreement) and
(iii) Indebtedness of any Excluded Foreign Subsidiary to any other Excluded Foreign Subsidiary;

                  (c) Indebtedness incurred to finance the acquisition of fixed or capital assets that are secured by Liens permitted by Section 7.3(g) in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding;

                  (d) Capital Lease Obligations in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding;

                  (e) Indebtedness outstanding on the date hereof and listed on Schedule 7.2(e) and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof or any shortening of the maturity of any principal amount thereof, except by an amount equal to the premium or other amounts paid, and fees and expenses incurred, in connection with such refinancing, refunding, renewal or extension), provided that any refinancing of the Senior Subordinated Notes must be effected with the proceeds of Indebtedness meeting the requirements of Section 7.2(h);

                  (f) the Senior Subordinated Notes and the Guarantee Obligations of the Subsidiary Guarantors with respect to the Senior Subordinated Notes;

                  (g) the Preference Stock, the Senior Preferred Stock, the Subordinated Exchange Debentures and the Guarantee Obligations of the Subsidiary Guarantors with respect to the Subordinated Exchange Debentures;

                  (h) Indebtedness incurred in connection with the Subordinated Refinancing in an aggregate principal amount not to exceed $115,000,000 (except by an amount equal to the premium or other amounts paid, and fees and expenses incurred, in connection with such refinancing), the Net Cash Proceeds of which shall be used to refinance the Senior Subordinated Notes;

                  (i) Indebtedness of the Borrower and any of its Subsidiaries incurred to finance or refinance the purchase price of, or Indebtedness of the Borrower and any of its Subsidiaries assumed in connection with, any acquisition permitted pursuant to this Agreement, provided that (i) such Indebtedness is incurred prior to, substantially simultaneously with or within six months after such acquisition or in connection with the refinancing thereof, (ii) such Indebtedness shall have terms and conditions reasonably satisfactory to the Administrative Agent and shall not exceed 75% of the purchase price of such acquisition (including any Indebtedness assumed in connection with such acquisition), (iii) immediately after giving effect to such acquisition no Default or Event of Default shall have occurred and be continuing and (iv) the aggregate amount of all Indebtedness incurred pursuant to this paragraph shall not exceed $7,500,000;

                  (j) to the extent that any Indebtedness may be incurred or arise thereunder, Indebtedness of the Borrower and its Subsidiaries under Permitted Hedging Arrangements and Interest Hedge Agreements;

                  (k) Indebtedness of Borrower or any of its Subsidiaries incurred to finance insurance premiums in the ordinary course of business;

                  (l) Indebtedness arising from the honoring of a check, draft or similar instrument against insufficient funds, provided that such Indebtedness is extinguished within two Business Days of its incurrence;

                  (m) Indebtedness consisting of subordinated promissory notes issued by the Borrower to repurchase shares of the Borrower's common stock from directors, officers or employees of the Borrower and its Subsidiaries in circumstances in which the payment of cash dividends by the Borrower for the purposes of funding such repurchase would not be permitted under Section 7.6(b), provided that all the terms and conditions of such promissory notes (including, without limitation, subordination terms) are consistent with the terms set forth in Section 4(b) of the Stockholders Agreement (as is in effect October 19, 1999, without giving effect to any amendments, supplements or other modifications thereto) and such promissory notes include provisions prohibiting the payment of principal thereof or interest thereon when any Default or Event of Default shall have occurred and be continuing or would result therefrom and do not include any cross-default provisions; provided, further, that the aggregate principal amount of all such promissory notes issued subsequent to the Closing Date shall not exceed $2,500,000;

                  (n) Indebtedness consisting of borrowings by Foreign Subsidiaries and Guarantee Obligations in respect of letters of credit issued for the account of Foreign Subsidiaries, provided that such Indebtedness shall be used for working capital purposes only and by its terms be repayable or mature within 12 months of the date of incurrence thereof; provided, further, that the aggregate principal and/or face amount of such Indebtedness that is outstanding at any time, plus the aggregate amount of receivables sold by any Foreign Subsidiary that is described in the proviso to Section 7.5(i) that is then outstanding, shall not exceed $12,000,000;

                  (o) Guarantee Obligations for performance, appeal, judgment, replevin and similar bonds and suretyship arrangements, all in the ordinary course of business;

                  (p) Guarantee Obligations in respect of third-party loans and advances to officers or employees of the Borrower or any of its Subsidiaries
(i) for travel and entertainment expenses incurred in the ordinary course of business, (ii) for relocation expenses incurred in the ordinary course of business, or (iii) for other purposes in an aggregate amount (as to the Borrower and all its Subsidiaries), together with the aggregate amount of all then outstanding investments permitted under this Section 7.2(p) and Section 7.8(g), of up to $500,000 outstanding at any time;

                  (q) obligations to insurers required in connection with workers' compensation and other insurance coverage incurred in the ordinary course of business;

                  (r) guarantees made in the ordinary course of its business by the Borrower or any of its Subsidiaries of obligations of the Borrower or any of its Subsidiaries, which obligations are otherwise permitted under this Agreement;

                  (s) Guarantee Obligations in connection with sales or other dispositions permitted under Section 7.5, including indemnification obligations with respect to leases, and guarantees of collectability in respect of accounts receivable or notes receivable for up to face value;

                  (t) Guarantee Obligations in respect of Indebtedness of a Person in connection with a joint venture or similar arrangement in respect of which no other coinvestor or other Person has a greater legal or beneficial ownership interest than the Borrower or any of its Subsidiaries, and as to all of such Persons does not at any time exceed $1,000,000 in aggregate principal amount;

                  (u) guarantees of Indebtedness of Foreign Subsidiaries permitted by Section 7.2(n); and

                  (v) Indebtedness not otherwise permitted by the preceding clauses of this Section not exceeding $2,500,000 in aggregate principal amount at any one time outstanding.

With respect to any Indebtedness denominated in a foreign currency, for purposes of determining compliance with any Dollar-denominated restriction on such Indebtedness under this Section, the amount of such Indebtedness shall be calculated monthly, as of the last Business Day of each fiscal month, based on the Spot Exchange Rate in effect at such time.

                  7.3 LIMITATION ON LIENS. Create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes not yet delinquent or the nonpayment of which in the aggregate could not reasonably be expected to be material to the business and assets of the Borrower and its Subsidiaries or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect to taxes being so contested are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                  (c) pledges, deposits or other Liens in connection with workers' compensation, unemployment insurance, other social security benefits or other insurance-related obligations (including, without limitation, pledges or deposits securing liabilities to insurance carriers under insurance or self-insurance arrangements);

                  (d) Liens to secure the performance of bids, trade contracts (other than for borrowed money), leases, utility statutory obligations, surety and appeal bonds, performance bonds, judgment and like bonds, replevin and similar bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) zoning restrictions, easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and minor imperfections of title which do not materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries taken as a whole;

                  (f) Liens on the assets or, in the case of floating Liens, types of assets in existence on the date hereof listed on Schedule 7.3(f), securing Indebtedness permitted by Section 7.2(e), provided that no such Lien is spread to cover any additional Property after the Closing Date and that the amount of Indebtedness secured thereby is not increased except as permitted by Section 7.2(e);

                  (g) Liens securing Indebtedness of the Borrower or any other Subsidiary incurred pursuant to Sections 7.2(c) and (d) or Section 7.2(i), provided that (i) such Liens shall be created substantially simultaneously with the acquisition financed with the Indebtedness secured thereby or, in the case of any acquisition of fixed or capital assets, within six months after such acquisition and (ii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness;

                  (h)      Liens created pursuant to the Security Documents;

                  (i) any interest or title of a lessor under any lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased;

                  (j) Liens arising by reason of any judgment, decree or order of any court or other Governmental Authority, if appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order, are being diligently prosecuted and shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

                  (k) Liens existing on assets or properties at the time of the acquisition thereof by the Borrower or any of its Subsidiaries which do not materially interfere with the use, occupancy, operation and maintenance of structures existing on the property subject thereto or extend to or cover any assets or properties of the Borrower or such Subsidiary other than the assets or property being acquired;

                  (l) any encumbrance or restriction (including, without limitation, put and call agreements) with respect to the Capital Stock of any joint venture or similar arrangement pursuant to the joint venture or similar agreement with respect to such joint venture or similar arrangement, provided that no such encumbrance or restriction affects in any way the ability of the Borrower or any of its Subsidiaries to comply with Section 6.9;

                  (m) Liens on Intellectual Property (as defined in Section 4.9) to the extent such Liens arise from the granting of licenses to use such Intellectual Property to any Person in the ordinary course of business of the Borrower or any of its Subsidiaries or result from the joint ownership of such Intellectual Property;

                  (n) Liens on Property of any Foreign Subsidiary securing Indebtedness of such Foreign Subsidiary permitted by Section 7.2(n) and recourse obligations of such Foreign Subsidiary in respect of sales of receivables permitted by the proviso to Section 7.5(i), provided that the aggregate amount of Indebtedness and obligations secured by Liens described in this paragraph and the fair market value (as determined by the Borrower in good faith) of the Property subject to such Liens shall at no time exceed $12,000,000; and

                  (o) Liens arising from leases or subleases granted to others in the ordinary course of business not interfering in any material respect with the business or operations of the Borrower or any of its Subsidiaries.

                  7.4 LIMITATION ON FUNDAMENTAL CHANGES. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business except:

                  (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into one or more Subsidiary Guarantors (provided that a Subsidiary Guarantor shall be the continuing or surviving corporation);

                  (b) any Foreign Subsidiary of the Borrower may be merged or consolidated with or into one or more Foreign Subsidiaries; and

                  (c) any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Subsidiary Guarantor.

                  7.5 LIMITATION ON SALES OF ASSETS. Dispose of any of its Property or business (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

                  (a) the Disposition of obsolete or worn out or surplus property, whether or not now owned or hereafter acquired, in the ordinary course of business;

                  (b) the Disposition of any Property (including inventory) in the ordinary course of business;

                  (c)      Dispositions permitted by Section 7.4(c);

                  (d) the sale or issuance of any Subsidiary's Capital Stock to the Borrower or any Wholly Owned Subsidiary Guarantor;

                  (e)      the sale of other assets having a fair
market value not to exceed $2,500,000 in the aggregate for any fiscal year of the Borrower;

                  (f) any Asset Sale or Recovery Event, provided, that the requirements of Section 2.12(b) are complied with in connection therewith;

                  (g)      pursuant to Permitted Sale and Leaseback
Transactions;

                  (h) the abandonment or other Disposition of patents, trademarks or other intellectual property that are, in the reasonable judgment of the Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Borrower and its Subsidiaries taken as a whole; and

                  (i) the sale or discount without recourse of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable into or for notes receivable, in any case described in this paragraph in connection with the compromise or collection thereof provided that, in the case of any Foreign Subsidiary of the Borrower, any such sale or discount may be with recourse if such sale or discount is consistent with customer practice in such Foreign Subsidiary's country of business and the aggregate amount of any such recourse shall be included in the determination of such Foreign Subsidiary's Indebtedness for purposes of Section 7.2(n).

                  7.6 LIMITATION ON DIVIDENDS. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any Subsidiary or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution (other than distributions payable solely in common stock of the Borrower or options, warranties or other rights to purchase common stock of the Borrower) in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (collectively, "RESTRICTED PAYMENTS"), except that:

                  (a) any Subsidiary may make Restricted Payments to the Borrower or any Wholly Owned Subsidiary Guarantor;

                  (b) the Borrower may repurchase shares of its common stock or rights, options or units in respect t hereof from directors, officers or employees of the Borrower and its Subsidiaries upon their death or other termination of employment with the Borrower (but not from Greenwich IV or any member of the GSCP Group), provided that the aggregate amount paid in cash in connection with such repurchases subsequent to the Closing Date shall not exceed $2,500,000; and

                  (c) the Borrower may make any distribution permitted under Section 7.2(m); and

                  (d)      the Borrower may make any payment permitted under
Section 7.10(i) or (ii).

                  7.7 LIMITATION ON CAPITAL EXPENDITURES. Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any Capital Expenditure, except (a) Capital Expenditures of the Borrower and its Subsidiaries not exceeding $15,000,000 in any fiscal year; provided, that (i) up to $5,000,000 of any such amount referred to above, if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in

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the next succeeding fiscal year and (ii) Capital Expenditures made pursuant to this clause (a) during any fiscal year shall be deemed made, FIRST, in respect of amounts permitted for such fiscal year as provided above and, SECOND, in respect of amounts carried over from the prior fiscal year pursuant to subclause
(i) above and (b) Capital Expenditures made with the proceeds of any Reinvestment Amount.

                  7.8 LIMITATION ON INVESTMENTS, LOANS AND ADVANCES. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting all or a material part of a business unit of, or make any other investment in, any Person, except:

                  (a) extensions of trade credit in the ordinary course of business;

                  (b)      investments in cash and Cash Equivalents;

                  (c)      obligations permitted by Section 7.2;

                  (d) investments made by the Borrower or any of its Subsidiaries with the proceeds of any Reinvestment Amount after remitting the payment (if any) required pursuant to Section 2.12(b);

                  (e) investments by the Borrower or any of its Subsidiaries in the Borrower or any Person that, prior to such investment, is a Wholly Owned Subsidiary Guarantor;

                  (f) investments in notes receivable and other instruments and securities obtained in connection with transactions permitted by Section 7.5(g);

                  (g) loans and advances to officers, directors or employees of the Borrower or any of its Subsidiaries (i) in the ordinary course of business for travel, entertainment and relocation expenses, (ii) made for other purposes in an aggregate amount (as to the Borrower and all its Subsidiaries), together with the aggregate amount of all then outstanding Guarantee Obligations permitted under Section 7.2(p) and other loans and advances permitted under this Section 7.8(g), of up to $500,000 outstanding at any time or (iii) relating to indemnification or reimbursement of any officers, directors or employees in respect of liabilities relating to their serving in any such capacity or as otherwise specified in Section 7.10;

                  (h) investments existing on the date hereof and described in Schedule 7.8(h), setting forth the respective amounts of such investments as of a recent date;

                  (i) investments of the Borrower and its Subsidiaries under Permitted Hedging Arrangements, Interest Hedge Agreements and Interest Rate Protection Agreements;

                  (j) investments in the nature of pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business or otherwise described in Section 7.3(c) or (d);

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                  (k)      investments representing non-cash consideration
received by the Borrower or any of its Subsidiaries in connection with any Asset Sale, provided that in the case of any Asset Sale permitted under Section 7.5(f), such non-cash consideration constitutes not more than 25% of the aggregate consideration received in connection with such Asset Sale and any such non-cash consideration received by the Borrower or any of its Domestic Subsidiaries is pledged to the Administrative Agent for the benefit of the Lenders pursuant to the Security Documents;

                  (l) investments representing evidences of Indebtedness, securities or other property received from another Person by the Borrower or any of its Subsidiaries in connection with any bankruptcy proceeding or other reorganization of such other Person or as a result of foreclosure, perfection or enforcement of any Lien or exchange for evidences of Indebtedness, securities or other property of such other Person held by the Borrower or any of its Subsidiaries; provided that any such securities or other property received by the Borrower or any of its Domestic Subsidiaries is pledged to the Administrative Agent for the benefit of the Lenders pursuant to the Security Documents;

                  (m) investments by the Borrower or any of its Subsidiaries in a Person in connection with a joint venture or similar arrangement in respect of which no other co-investor or other Person has a greater legal or beneficial ownership interest than the Borrower or such Subsidiary in an aggregate amount not to exceed at any time an amount equal to $5,500,000;

                  [Omitted*]

                  (o) so long as (x) no Default or Event of Default has occurred and is continuing at the time of such acquisition or would occur after giving effect to such acquisition and (y) the Borrower would be in pro forma compliance with the financial covenants set forth in Sections 7.1(a), (b), (c) and (d), as of the date such acquisition is consummated after giving effect to such acquisition, acquisitions of the business or assets of, or stock or other evidences of beneficial ownership of, any Person engaged in a business of the same general type as those in which the Borrower and its Subsidiaries are engaged on the Closing Date or which are substantially related thereto, so long as the aggregate consideration paid by the Borrower and its Subsidiaries in connection with all such acquisitions made pursuant to this paragraph (o) since the Closing Date does not exceed at any time an amount equal to $10,000,000.

                  7.9 LIMITATION ON OPTIONAL PAYMENTS AND MODIFICATIONS OF DEBT INSTRUMENTS, ETC. (a) Make or offer to make any payment, prepayment, repurchase or redemption of or otherwise defease or segregate funds with respect to the Senior Subordinated Notes (except with the proceeds of the Subordinated Refinancing incurred pursuant to Section 7.2(h)), the Subordinated Exchange Debentures, the Subordinated Refinancing, the Senior Preferred Stock or the Preference Stock (other than scheduled interest payments required to be made in cash on the Senior Subordinated Notes, the Subordinated Exchange Debentures or the Subordinated Refinancing if and to the extent not prohibited by the subordination provisions thereof) or the promissory notes described in Section 7.2(m) (other than scheduled interest payments required to be made in cash on such promissory notes described in Section 7.2(m) if and to the extent not prohibited by the subordination provisions thereof), (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other

* The omitted text has been filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.


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change to, any of the terms of the Senior Subordinated Notes, the Subordinated
Exchange Debentures, the Subordinated Refinancing, the Senior Preferred Stock, the Senior Preferred Stock Certificate of Designation, the Preference Stock, the Preference Stock Certificate of Designation or the promissory notes described in
Section 7.2(m) (other than any such amendment, modification, waiver or other change which (i) would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon and (ii) does not involve the payment of a consent fee), (c) designate any Indebtedness (other than obligations of the Loan Parties pursuant to the Loan Documents) as "Designated Senior Indebtedness" (or any similar term) for the purposes of the Senior Subordinated Note Indenture, the Exchange Debenture Indenture or the Subordinated Refinancing or (d) amend its certificate of incorporation (including the Preference Stock Certificate of Designation and the Senior Preferred Stock Certificate of Designation) in any manner determined by the Administrative Agent to be adverse to the Lenders without the prior written consent of the Required Lenders.

                  7.10 LIMITATION ON TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Borrower or any Wholly Owned Subsidiary Guarantor) unless such transaction is
(a) otherwise permitted under this Agreement, and (b) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate; provided that nothing contained in this Section 7.10 shall be deemed to prohibit:

                           (i) the Borrower or any of its Subsidiaries from entering into or performing any agreement with the Sponsors listed on Schedule 7.10(a) for the rendering of management consulting or financial advisory services for compensation not to exceed in the aggregate $1,000,000 per year plus reasonable out-of-pocket expenses, provided that at any time when a Default or an Event of Default has occurred and is continuing, the Borrower and its Subsidiaries may not make any payments to the Sponsors under any such agreement and such payments may accrue to the Sponsors and may be paid in full after such Default or Event of Default has been cured or waived, provided further that at any time when the Borrower and its Subsidiaries are not permitted to make payments to the Sponsors under any such agreements, the Sponsors may elect to receive Capital Stock of the Borrower in lieu of such payments;

                           (ii) the Borrower or any of its Subsidiaries from entering into, making payments pursuant to and otherwise performing an indemnification and contribution agreement in favor of any person who is or becomes a director, officer, agent or employee of the Borrower or any of its Subsidiaries, in respect of liabilities (A) arising under the Securities Act, the Exchange Act and any other applicable securities laws or otherwise, in connection with any offering of securities by the Borrower or any of its Subsidiaries, (B) incurred to third parties for any action or failure to act of the Borrower or any of its Subsidiaries, predecessors or successors, (C) arising out of the performance by the Sponsors of

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

                  management consulting or financial advisory services provided to the Borrower or any of its Subsidiaries, (D) arising out of the fact that any indemnitee was or is a director, officer, agent or employee of the Borrower or any of its Subsidiaries, or is or was serving at the request of any such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or enterprise or (E) to the fullest extent permitted by Delaware or other applicable state law, arising out of any breach or alleged breach by such indemnitee of his or her fiduciary duty as a director or officer of the Borrower or any of its Subsidiaries;

                           (iii) the Borrower or any of its Subsidiaries from performing any agreements or commitments with or to any Affiliate existing on the date hereof and described on
                  Schedule 7.10(b); or

                           (iv) any transaction permitted under Sections 7.3(l), 7.4, 7.6 or 7.8(g), or any transaction with a Wholly Owned Subsidiary of the Borrower.

                  For purposes of this Section 7.10, (A) any transaction with any Affiliate shall be deemed to have satisfied the standard set forth in clause
(b) of the first sentence hereof if (i) such transaction is approved by a majority of the Disinterested Directors of the board of directors of the Borrower or such Subsidiary, or (ii) in the event that at the time of any such transaction, there are no Disinterested Directors serving on the board of directors of the Borrower or such Subsidiary, such transactions shall be approved by a nationally recognized expert with expertise in appraising the terms and conditions of the type of transaction for which approval is required, and (B) "DISINTERESTED DIRECTOR" shall mean, with respect to any Person and transaction, a member of the board of directors of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction.

                  7.11 LIMITATION ON SALES AND LEASEBACKS. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary unless such arrangement is entered into in connection with the financing of the acquisition of such property through the proceeds of a Capital Lease Obligation permitted by Section 7.2(d) and the sale or transfer of such property occurs immediately following the acquisition thereof by the Borrower or such Subsidiary (a "PERMITTED SALE AND LEASEBACK TRANSACTION").

                  7.12 LIMITATION ON CHANGES IN FISCAL PERIODS. Permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower's method of determining fiscal quarters.

                  7.13 LIMITATION ON NEGATIVE PLEDGE CLAUSES. Enter into or suffer to exist or become effective any agreement which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any

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of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any Subsidiary Guarantor, its obligations under the Guarantee and Collateral Agreement and the Patent and Trademark Security Agreement, as the case may be, other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby) or (c) any agreement relating to any Indebtedness of a Foreign Subsidiary permitted by Section 7.2(n) or otherwise permitted under this Agreement (in which case, any prohibition or limitation shall only be effective against the assets of such Foreign Subsidiary and its Subsidiaries).

                  7.14 LIMITATIONS ON CURRENCY AND COMMODITY HEDGING TRANSACTIONS. Enter into, purchase or otherwise acquire agreement or arrangements relating to currency, commodity or other hedging except, to the extent and only to the extent that, such agreements or arrangements are entered into, purchased or otherwise acquired in the ordinary course of business of the Borrower or any of its Subsidiaries with reputable financial institutions and not for purposes of speculation (any such agreement permitted by this Section, a "PERMITTED HEDGING ARRANGEMENT").

                  7.15 LIMITATION ON LINES OF BUSINESS. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or which are reasonably related thereto.

                  7.16 LIMITATION ON RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary, (b) make Investments in the Borrower or any other Subsidiary or (c) transfer any of its assets to the Borrower or any other Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents and (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary.

         Section 8. EVENTS OF DEFAULT. If any of the following events shall occur and be continuing:

                  (a) The Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; or

                  (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or which is contained in any certificate furnished by it at

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

any time under this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

                  (c) (i) Any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to the Borrower only), Section 6.7(a), Section 7 or Section 5 of the Guarantee and Collateral Agreement and, in the case of a default in the observance or performance of its obligations under Section 6.7(a) hereof, such default shall have continued unremedied for a period of two days after a Responsible Officer of the Borrower shall have discovered or should have discovered such default or (ii) an "Event of Default" under and as defined in any Mortgage shall have occurred and be continuing; or

                  (d) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period ending on the earlier of
(i) the date 30 days after a Responsible Officer of the Borrower shall have discovered or should have discovered such default or (ii) the date 15 days after written notice of such default has been given to the Borrower by the Administrative Agent or the Required Lenders; or

                  (e) The Borrower or any of its Subsidiaries shall (i) default in (x) making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto or (y) making any payment of any interest on any such Indebtedness, beyond the period of grace (not to exceed 31 days), if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i) or (ii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i) and (ii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $2,500,000; or

                  (f) (i) The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its

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

Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Loan Party shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
(i), (ii), or (iii) above; or (v) any Loan Party shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) (i) Any Person shall engage in any non-exempt "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

                  (h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $2,500,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                  (i) Any of the Security Documents shall cease, for any reason, to be in full force and effect (other than pursuant to the terms hereof or thereof), or any Loan Party shall so assert in writing, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby with respect to any significant portion of the Collateral (other than in connection with any termination of such Lien in respect of any Collateral as permitted hereby or by any Security Document); or

                  (j) The guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect (other than pursuant to the terms hereof or thereof) or any Loan Party shall so assert in writing; or

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

                  (k)      A Change of Control shall have occurred; or

                  (l) The Senior Subordinated Notes, the Subordinated Exchange Debentures or the guarantees thereof shall at any time after the date created cease, for any reason, to be validly subordinated to the Obligations or the obligations of the Subsidiary Guarantors under the Guarantee and Collateral Agreement or the Patent and Trademark Security Agreement, as the case may be, as provided in the Senior Subordinated Note Indenture or the Exchange Debenture Indenture, as the case may be, or any Loan Party, any Affiliate of any Loan Party, the trustee in respect of the Senior Subordinated Notes or the Subordinated Exchange Debentures, as the case may be, or the holders of at least 25% in aggregate principal amount of the Senior Subordinated Notes or the Subordinated Exchange Debentures, as the case may be, shall so assert in writing;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and any Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto).

         Section  9. THE AGENTS.

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

                  9.1 APPOINTMENT. Each Lender hereby irrevocably designates and appoints the Agents as the agents of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

                  9.2 DELEGATION OF DUTIES. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                  9.3 EXCULPATORY PROVISIONS. Neither any Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

                  9.4 RELIANCE BY AGENTS. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Loan Parties), independent accountants and other experts selected by such Agent. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 10.6 and actions required by such Section in connection with such transfer shall have been taken. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence

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of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

                  9.5 NOTICE OF DEFAULT. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent shall have received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent shall receive such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  9.6 NON-RELIANCE ON THE AGENTS AND OTHER LENDERS. Each Lender expressly acknowledges that neither any of the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the

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possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

                  9.7 INDEMNIFICATION. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), for, and to save each Agent harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

                  9.8 AGENT IN ITS INDIVIDUAL CAPACITY. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

                  9.9 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 20 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 20 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become

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effective, and the Lenders shall assume and perform all of the duties of the
Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. The Syndication Agent and the Documentation Agent may, at any time, by notice to the Lenders and the Administrative Agent, resign as Syndication Agent or Documentation Agent, as applicable, hereunder, whereupon the duties, rights, obligations and responsibilities of the Syndication Agent or Documentation Agent, as applicable, hereunder shall automatically be assumed by, and inure to the benefit of, the Administrative Agent, without any further act by the Syndication Agent or Documentation Agent, as applicable, the Administrative Agent or any Lender. After any retiring Agent's resignation as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

                  9.10 AUTHORIZATION TO RELEASE LIENS AND GUARANTEES. The Administrative Agent is hereby irrevocably authorized by each of the Lenders to effect any release of Liens or Guarantee Obligations contemplated by Section 10.16.

                  9.11 THE ARRANGERS; THE SYNDICATION AGENT; THE DOCUMENTATION AGENT. The Arrangers, the Syndication Agent and the Documentation Agent, in their respective capacities as such, shall have no duties or responsibilities, and shall incur no liability, under this Agreement and the other Loan Documents.

         Section 10. MISCELLANEOUS.

                  10.1 AMENDMENTS AND WAIVERS. Neither this Agreement or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this
Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or (with the written consent of the Required Lenders) the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive or reduce the principal amount or extend the final scheduled date of maturity of any Loan or Reimbursement Obligation, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or provide for Interest Periods in excess of six months, or increase the amount or extend the expiration date of any Commitment of any Lender or require additional consents to be obtained with respect to the sale or any assignment or participation of any interests of the Lenders hereunder, in each case without the consent of each Lender directly affected thereby; (ii) amend, modify or waive any provision of this Section or reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or

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substantially all of the Collateral or release all or substantially all of the
Subsidiary Guarantors from their Guarantee Obligations under the Guarantee and Collateral Agreement, in each case without the consent of all Lenders; (iii) amend, modify or waive any condition precedent to any extension of credit under the Revolving Credit Facility set forth in Section 5.2 (including, without limitation, the waiver of an existing Default or Event of Default required to be waived in order for such extension of credit to be made) without the consent of the Majority Revolving Credit Facility Lenders; (iv) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility; (v) amend, modify or waive any provision of Section 9, or any other provision of this Agreement affecting the rights and obligations of any Agent, without the consent of any Agent directly affected thereby; (vi) amend, modify or waive any provision of Section 2.6 or 2.7 without the consent of the Swing Line Lender;
(vii) amend, modify or waive any provision of Section 3 without the consent of the Issuing Lender; (viii) amend, modify or waive any provision of Section 2.18 without the consent of each Lender directly affected thereby or (ix) permit additional debt to share the Collateral (except as provided herein) without the vote of the Majority Facility Lenders. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section; provided, that delivery of an executed signature page of any such instrument by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

                  [omitted*]

                  10.2 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy or by electronic mail (provided that any notice, request or demand by electronic mail shall include a manual signature of the sender thereof)), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice or electronic mail, when received, addressed (a) in the case of the Borrower and the Agents, as follows, (b) in the case of the Lenders, as set forth in an administrative questionnaire delivered to the Administrative Agent or on Schedule I to the Lender Addendum to which such Lender is a party or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Acceptance, in such Assignment and Acceptance or (c) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:

* The omitted text has been filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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                  The Borrower:                  Day International Group, Inc.
                                                 130 West Second Street
                                                 Dayton, Ohio 45402
                                                 Attention: Thomas J. Koenig
                                                 Telecopy: (937) 226-0052
                                                 Telephone: (937) 224-7124
                                                 E-mail: tom_koenig@day-intl.com

                  The Administrative Agent:      Lehman Commercial Paper Inc.
                                                 745 Seventh Avenue
                                                 New York, New York 10019
                                                 Attention: Andrew Keith
                                                 Telecopy: (212) 526-0242
                                                 Telephone: (212) 526-4059
                                                 E-mail: akeith@lehman.com

                  The Issuing Lender:            As notified by such Issuing
                                                 Lender to the Administrative
                                                 Agent and the Borrower;

provided that any notice, request or demand to or upon any Agent, the Issuing Lender or any Lender shall not be effective until received.

                  10.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  10.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made herein, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

                  10.5 PAYMENT OF EXPENSES. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the syndication of the Facilities (other than fees payable to syndicate members) and the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements and other charges of counsel to the Administrative Agent and the charges of Intralinks, (b) to pay or reimburse each Lender and the Agents for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement,

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the other Loan Documents and any other documents prepared in connection herewith or therewith, including, without limitation, the fees and disbursements of counsel (including the allocated fees and disbursements and other charges of in-house counsel) to each Lender and of counsel to the Agents, (c) to pay, indemnify, or reimburse each Lender and the Agents for, and hold each Lender and the Agents harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, or reimburse each Lender, each Agent, their respective affiliates, and their respective officers, directors, trustees, employees, advisors, agents and controlling persons (each, an "indemnitee") for, and hold each indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower any of its Subsidiaries or any of the Properties and the fees and disbursements and other charges of legal counsel in connection with claims, actions or proceedings by any indemnitee against the Borrower hereunder (all the foregoing in this clause
(d), collectively, the "indemnified liabilities"), provided, that the Borrower shall have no obligation hereunder to any indemnitee with respect to indemnified liabilities to the extent such indemnified liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such indemnitee. No indemnitee shall be liable for any damages arising from the use by unauthorized persons of Information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons or for any special, indirect, consequential or punitive damages in connection with the Facilities. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to so waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any indemnitee. All amounts due under this Section shall be payable not later than 30 days after written demand therefor in accordance with the terms hereof. Statements payable by the Borrower pursuant to this Section shall be submitted to the Borrower at the address of the Borrower set forth in Section 10.2 or to such other Person or address as may be hereafter designated by the Borrower in a notice to the Administrative Agent. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

                  10.6 SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agents, all future holders of the Loans and their respective successors

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and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Lender.

                  (b) Any Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "PARTICIPANT") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would require the consent of all Lenders pursuant to Section
10.1. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if such Participant were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.19, 2.20 and 2.21 with respect to its participation in the Commitments and the Loans outstanding from time to time as if such Participant were a Lender; provided that, in the case of Section 2.20, such Participant shall have complied with the requirements of said Section; and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender (an "ASSIGNOR") may, in accordance with applicable law and upon written notice to the Administrative Agent, at any time and from time to time assign to any Lender or any affiliate, Related Fund or Control Investment Affiliate thereof or, with the consent of the Borrower and the Administrative Agent and, in the case of any assignment of Revolving Credit Commitments, the written consent of the Issuing Bank and the Swing Line Lender (which, in each case, shall not be unreasonably withheld or delayed) (provided
(x) that no such consent need be obtained by any Lehman Entity for a period of 180 days following the Closing Date and (y) the consent of the Borrower need not be obtained with respect to any assignment of Term Loans), to an additional bank, financial institution or other entity (an "ASSIGNEE") all or any part of its rights and obligations under this Agreement pursuant to an

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Assignment and Acceptance, substantially in the form of Exhibit I, executed by such Assignee and such Assignor (and, where the consent of the Borrower, the Administrative Agent, the Issuing Lender or the Swing Line Lender is required pursuant to the foregoing provisions, by the Borrower and such other Persons) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee (other than any Lender or any affiliate, Related Fund or Control Investment Affiliate thereof) shall be in an aggregate principal amount of less than $1,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement) and, (unless to a Related Fund or Control Investment Affiliate) after giving effect thereto, the Assignor (if it shall retain any Commitments and Loans) shall have Commitments and Loans aggregating at least $1,000,000, in each case unless otherwise agreed by the Borrower and the Administrative Agent. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments and Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto, except as to Sections 2.19, 2.20 and 10.5 in respect of the period prior to such effective date). Notwithstanding any provision of this Section, the consent of the Borrower shall not be required for any assignment that occurs at any time when any Event of Default shall have occurred and be continuing. For purposes of the minimum assignment amounts set forth in this paragraph, multiple assignments by two or more Related Funds shall be aggregated.

                  (d) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing such Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance; thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee, and the old Notes shall be returned by the Administrative Agent to the Borrower marked "cancelled". The Register shall be available for inspection by the Borrower or any Lender (with respect to any entry relating to such Lender's Loans) at any reasonable time and from time to time upon reasonable prior notice.

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                  (e)      Upon its receipt of an Assignment and Acceptance
executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by Section 10.6(c), by each such other Person) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (treating multiple, simultaneous assignments by or to two or more Related Funds as a single assignment) (except that no such registration and processing fee shall be payable (y) in connection with an assignment by or to a Lehman Entity or (z) in the case of an Assignee which is already a Lender or is an affiliate or Related Fund of a Lender or a Person under common management with a Lender), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Borrower. On or prior to such effective date, the Borrower, at its own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the Revolving Credit Note and/or applicable Term Notes, as the case may be, of the assigning Lender) a new Revolving Credit Note and/or applicable Term Notes, as the case may be, to the order of such Assignee in an amount equal to the Revolving Credit Commitment and/or applicable Term Loans, as the case may be, assumed or acquired by it pursuant to such Assignment and Acceptance and, if the Assignor has retained a Revolving Credit Commitment and/or Term Loans, as the case may be, upon request, a new Revolving Credit Note and/or Term Notes, as the case may be, to the order of the Assignor in an amount equal to the Revolving Credit Commitment and/or applicable Term Loans, as the case may be, retained by it hereunder. Such new Note or Notes shall be dated the Closing Date and shall otherwise be in the form of the Note or Notes replaced thereby.

                  (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests in Loans and Notes, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

                  (g) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy,

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

reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof. In addition, notwithstanding anything to the contrary in this Section 10.6(g), any SPC may (A) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender, or with the prior written consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld) to any financial institutions providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans, and (B) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC; provided that non-public information with respect to the Borrower may be disclosed only with the Borrower's consent which will not be unreasonably withheld. This paragraph (g) may not be amended without the written consent of any SPC with Loans outstanding at the time of such proposed amendment.

                  10.7 ADJUSTMENTS; SET-OFF. (a) Except to the extent that this Agreement provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a "BENEFITED LENDER") shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Obligations, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Obligations, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that, the failure to give such notice shall not affect the validity of such set-off and application.

                  10.8 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an

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

executed signature page of this Agreement or of a Lender Addendum by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                  10.9 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  10.10 INTEGRATION. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Agents, the Arrangers and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Arranger, any Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  10.12 SUBMISSION TO JURISDICTION; WAIVERS. The Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

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

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  10.13 ACKNOWLEDGEMENTS. The Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither any Arranger, any Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Arrangers, the Agents and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Arrangers, the Agents and the Lenders or among the Borrower and the Lenders.

                  10.14 WAIVERS OF JURY TRIAL. THE BORROWER, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  10.15 CONFIDENTIALITY. Each of the Agents and the Lenders agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent any Agent or any Lender from disclosing any such information (a) to any Arranger, any Agent, any other Lender or any affiliate of any thereof, (b) to any Participant or Assignee (each, a "TRANSFEREE") or prospective Transferee that agrees to comply with the provisions of this Section or substantially equivalent provisions, (c) to any of its employees, directors, agents, attorneys, accountants and other professional advisors, (d) upon the request or demand of any Governmental Authority having jurisdiction over it, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) in connection with any litigation or similar proceeding,
(g) that has been publicly disclosed other than in breach of this Section, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document. Notwithstanding anything herein to the contrary, any party subject to confidentiality obligations hereunder or under any other related document (and any employee, representative or other agent of such party) may disclose to any and all persons, without limitation of any kind, such party's U.S. federal income tax treatment and tax structure of the transactions contemplated by this Agreement relating to such party and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to

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

such tax treatment and tax structure. However, no such party shall disclose any information relating to such tax treatment or tax structure to the extent nondisclosure is reasonably necessary in order to comply with applicable securities laws. Subject to the foregoing, nothing herein shall release any Lender from any other confidentiality agreement previously executed with the Borrower.

                  10.16    RELEASE OF COLLATERAL AND GUARANTEE OBLIGATIONS.

                  (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Borrower in connection with any Disposition of Property permitted by the Loan Documents, the Administrative Agent shall (without notice to, or vote or consent of, any Lender) take such actions as shall be required to release its security interest in any Collateral being Disposed of in such Disposition, and to release any Guarantee Obligations under any Loan Document of any Person being Disposed of in such Disposition, to the extent necessary to permit consummation of such Disposition in accordance with the Loan Documents.

                  (b) Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations have been paid in full, all Commitments have terminated or expired and no Letter of Credit shall be outstanding (or any outstanding Letters of Credit are fully cash collateralized), upon request of the Borrower, the Administrative Agent shall (without notice to, or vote or consent of, any Lender) take such actions as shall be required to release its security interest in all Collateral, and to release all Guarantee Obligations under any Loan Document. Any such release of Guarantee Obligations shall be deemed subject to the provision that such Guarantee Obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Subsidiary Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Subsidiary Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

                  10.17 ACCOUNTING CHANGES. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Change as if such Accounting Change had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred. "Accounting Change" refers to any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the Securities and Exchange Commission.

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

                  10.18 DELIVERY OF LENDER ADDENDA. Each initial Lender shall become a party to this Agreement by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, the Borrower and the Administrative Agent.

                  10.19 DOCUMENTS EVIDENCE THE SAME INDEBTEDNESS. Upon the occurrence of the Closing Date, this Agreement amends and restates in its entirety the Existing Credit Agreement and the Existing Credit Agreement shall be of no further force and effect except as to evidence the incurrence by the Borrower of the Existing Loans and all other obligations thereunder. This Agreement does not constitute and shall not be construed to evidence a novation of or a payment and readvance of the loan principal, interest and other sums, if any, heretofore outstanding under the Existing Credit Agreement, it being the intention of the Borrower, the Administrative Agent and the Lenders that this Agreement provide for the terms and conditions of, and evidences, the same indebtedness as was then outstanding under the Existing Credit Agreement. The indebtedness and obligations evidenced by this Agreement and the Loan Documents shall be and shall continue to be secured as set forth in the Existing Credit Agreement, as amended and restated by this Agreement, and all of the Loan Documents, and the Liens granted to the Administrative Agent pursuant to the Guarantee and Collateral Agreement and the Patent and Trademark Security Agreement (each, as defined in the Existing Credit Agreement) and the Loan Documents shall continue in full force and effect during the term of this Agreement and any renewals thereof.

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

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                    DAY INTERNATIONAL GROUP, INC.,
                                    as Borrower

                                    By: /s/ Thomas J. Koenig
                                        --------------------------------------
                                    Name:
                                    Title:

                                    LEHMAN COMMERCIAL PAPER INC.,
                                    as Administrative Agent and as Swing Line
                                    Lender

                                    By: /s/ G. Andrew Keith
                                        --------------------------------------
                                    Name: G. Andrew Keith
                                    Title: Authorized Signatory

                                    BANK ONE, NA,
                                    as Issuing Lender

                                    By: /s/ Joey D. Williams
                                        --------------------------------------
                                    Name: Joey D. Williams
                                    Title: VP

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                                                         Annex A

                    PRICING GRID FOR REVOLVING CREDIT LOANS,
                   SWING LINE LOANS AND TRANCHE A TERM LOANS

-----------------------------------------------------------------------------------------------------------
                                      Applicable Margin for Eurocurrency    Applicable Margin for Base Rate
Consolidated Leverage Ratio                        Loans                               Loans
-----------------------------------------------------------------------------------------------------------
    Greater than 5.00 to 1.00                       4.00%                               3.00%
-----------------------------------------------------------------------------------------------------------
Less than or equal to 5.00 to 1.00                  3.75%                               2.75%
 and greater than or equal to 4.00
              to 1.00
-----------------------------------------------------------------------------------------------------------
Less than 4.00 to 1.00 and greater                  3.50%                               2.50%
    than or equal to 3.50 to 1.00
-----------------------------------------------------------------------------------------------------------
Less than 3.50 to 1.00 and greater                  3.25%                               2.25%
   than or equal to 3.00 to 1.00
-----------------------------------------------------------------------------------------------------------
      Less than 3.00 to 1.00                        3.00%                               2.00%
-----------------------------------------------------------------------------------------------------------

Changes in the Applicable Margin with respect to Revolving Credit Loans, Swing Line Loans and Tranche A Term Loans resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the "ADJUSTMENT DATE") on which financial statements are delivered to the Lenders pursuant to Section 6.1 (but in any event not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year or the 90th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Consolidated Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed greater than 5.00 to 1.00. In addition, at all times while an Event of Default shall have occurred and be continuing, the Consolidated Leverage Ratio shall for the purposes of this definition be deemed to be greater than 5.00 to 1.00. If on any Adjustment Date the Consolidated Leverage Ratio would result in different Applicable Margins, the higher Applicable Margin shall govern. Each determination of the Consolidated Leverage Ratio pursuant to this Pricing Grid shall be made for the periods and in the manner contemplated by Section 7.1(a).

                                        2